Exhibit 10.28

OFFICE LEASE AGREEMENT

BETWEEN

GA PARKWAY PROPERTY, LLC,

AS LANDLORD

AND

ACHRONIX SEMICONDUCTOR CORPORATION,

AS TENANT

GREAT AMERICA PLACE

2903 Bunker Hill Lane, Santa Clara, California

Table of Contents

Page

1.	Definitions	4

2.	Lease Grant	6

3.	Condition of Premises	6

4.	Use	7

5.	Rental	7

6.	Security Deposit; Letter of Credit	8

7.	Services to be Furnished by Landlord	15

9.	Signage	17

10.	Repairs and Alterations by Tenant	18

11.	Use of Electrical Services by Tenant	19

12.	Entry by Landlord	19

13.	Assignment and Subletting	20

14.	Mechanic’s Liens	23

15.	Property Insurance	24

16.	Liability Insurance	25

17.	Worker’s Compensation Insurance	25

18.	Indemnity	26

19.	Casualty Damage	26

20.	Damages from Certain Causes	27

21.	Condemnation	28

22.	Hazardous Substances	28

23.	Americans with Disabilities Act	29

24.	Events of Default/Remedies	30

25.	Tenant Remedies	34

26.	No Waiver	35

27.	Event of Bankruptcy	35

28.	Peaceful Enjoyment	36

29.	[Intentionally Deleted]	36

30.	Holding Over	36

31.	Subordination to Mortgage	37

32.	Estoppel Certificate	38

33.	Attorneys’ Fees	38

i

Table of Contents (continued)

Page

34.	Notice	39

35.	Severability	39

36.	Recordation	39

37.	Governing Law	39

38.	Force Majeure	39

39.	Time of Performance	39

40.	Transfers by Landlord	39

41.	Commissions	39

42.	Joint and Several Liability	40

43.	Authority	40

44.	Financial Condition of Tenant	40

45.	Effect of Delivery of This Lease	40

46.	Entire Agreement	41

47.	No Presumption Against Drafting Party	41

48.	[Intentionally Deleted]	41

49.	Warranty Waiver	41

50.	Common Areas	42

51.	Landlord’s Reservation of Rights	42

52.	No Light, Air or View Rights	42

53.	Prohibited Persons; Foreign Corrupt Practices Act and Anti-Money Laundering	43

54.	Option Terms	43

55.	Right of First Offer	44

LIST OF EXHIBITS:

EXHIBIT “A”	SITE PLAN
EXHIBIT “B”	OUTLINE AND LOCATION OF PREMISES
EXHIBIT “C”	PAYMENT OF EXCESS BASIC COSTS, TAXES,INSURANCE COSTS& UTILITIES COSTS
EXHIBIT “D”	TENANT IMPROVEMENTS CONSTRUCTION
EXHIBIT “E”	PARKING
EXHIBIT “F”	TENANT’S INSURANCE REQUIREMENTS
EXHIBIT “G”	FORMOF LETTER OF CREDIT
EXHIBIT “H”	BUILDING RULES AND REGULATIONS
EXHIBIT “I”	FORMOF LANDLORD’S CONSENT

ii

BASIC LEASE INFORMATION

(Office Lease Agreement)

Landlord:	GA PARKWAY PROPERTY, LLC

A	Building: The office building located at 2903 Bunker Hill Lane, Santa Clara, California.

B	Address (for notices):	GA Parkway Property, LLC
c/o 230 California Avenue, Suite 212
Palo Alto, California 94306
Attn: Property Manager

Tenant:	ACHRONIX SEMICONDUCTOR CORPORATION, a Delaware corporation

A.	Premises: The space known as Suite No. 150 (“Suite 150”) and Suite No. 200 (“Suite 200”) as identified on Exhibit “B” attached hereto, located on the first (1st) and second (2nd) floor of the Building as described in the Lease.

B.	Address (for notices):	Legal Department
Achronix Semiconductor Corporation
2903 Bunker Hill Lane
Santa Clara, California 95054
Attn: Howard Brodsky

Base Rental:

Months	Period	Annual Rent	Monthly Rent	Monthly Rental Rate per Rentable Square Foot
1 – 4	11/1/20-2/28/21	$771,456.00	$64,288.00	$1.7500
5* – 12	3/1/21-10/31/21	$1,542,912.00	$128,576.00	$3.5000
13 – 24	11/1/21-10/31/22	$1,589,199.36	$132,433.28	$3.6050
25 – 36	11/1/22-10/31/23	$1,636,897.92	$136,408.16	$3.7132
37 – 48	11/1/23-10/31/24	$1,686,006.12	$140,500.51	$3.8246
49 – 60	11/1/24-10/31/25	$1,736,569.56	$144,714.13	$3.9393

* Notwithstanding anything to the contrary in this Lease, if (i) Suite 150 is not delivered to Tenant on or prior to the May 1, 2020, of if a Pandemic Delay (as defined below) prohibits or materially impairs Tenant’s ability to take possession of the Premises and commence construction of Tenant Improvements (as defined below) as of May 1, 2020, and (ii) Tenant fails to complete the Tenant Improvements for Suite 150 prior to the Commencement Date, Tenant shall continue to pay Base Rental at a rate of $64,288 per month from the Commencement Date to the date that is one hundred twenty (120) days after the later of (a) Landlord’s actual delivery of Suite 150 to Tenant (such date, the “Suite 150 Commencement Date”), and (b) the end of the Pandemic Delay.

Security Deposit or Letter of Credit:           $600,000.00 ($435,000 of which due and payable upon execution of the Lease, and the remainder ($165,000) due and payable by December 15, 2020), subject to reduction as provided in Paragraph 6.

Prepaid Rental:              $64,288.00 due and payable upon execution of the Lease.

Tenant Improvement Allowance:              $293,888.00.

Landlord Supervision Fee:              Two and five-tenths percent (2.5%) of the Total Construction Costs with respect to the first One Million Dollars ($1,000,000) of Total Construction Costs, and one and five-tenths percent (1.5%) of the Total Construction Costs with respect to the Total Construction Costs in excess of One Million Dollars ($1,000,000), but in no event more than Thirty Thousand Dollars ($30,000) in the aggregate, which Landlord Supervision Fee shall be deducted from the Tenant Improvement Allowance.

Base Year for:

Basic Costs, Taxes,

Insurance Costs

and Utilities Costs:            Calendar year 2021 (the “Base Year”).

Tenant’s Pro Rata Share of the Building:             76.29%

Tenant’s Pro Rata Share of the Project:   16.36%

Commencement Date:    November 1, 2020

Lease Term: A period of sixty (60) months from the Commencement Date.

Approximate Rentable Area in the Premises: 36,736 square feet of Rentable Area.

Approximate Rentable Area in the Building: 48,155 square feet of Rentable Area.

Parking: Three (3) unreserved and unassigned spaces per one thousand (1,000) square feet of Rentable Area of the Premises (i.e., 108 spaces) and Tenant shall have the right, but not the obligation, to designate four (4) spaces at the Premises for use as Tenant’s “Visitor’s Parking”, subject to the terms of Exhibit “E”.

Broker(s): Newmark Knight Frank, representing Landlord and HealthMed Realty, representing Tenant.

Permitted Use: General office, including administrative, research and product development, all as consistent with the nature of a first class office building project.

LIST OF EXHIBITS:

EXHIBIT “A”	PROJECT SITE PLAN
EXHIBIT “B”	OUTLINE AND LOCATION OF PREMISES
EXHIBIT “C”	PAYMENT OF EXCESS BASIC COSTS, TAXES, INSURANCE COSTS & UTILITIES COSTS
EXHIBIT “D”	TENANT IMPROVEMENTS CONSTRUCTIONS
EXHIBIT “E”	PARKING
EXHIBIT “F”	TENANT’S INSURANCE REQUIREMENTS
EXHIBIT “G”	FORM OF LETTER OF CREDIT
EXHIBIT “H”	BUILDING RULES AND REGULATIONS

The foregoing Basic Lease Information shall be construed in conjunction with the references thereto contained in other provisions of the Lease and shall be limited by such other provisions. Each reference in the Lease to any of the foregoing Basic Lease Information shall be construed to incorporate each term set forth hereinabove as so limited. In the event of any conflict between any Basic Lease Information and the Lease, the terms of the Lease shall control.

OFFICE LEASE AGREEMENT

This Office Lease Agreement (the “Lease”), made and entered into as of the 17th day of April, 2020 (the “Effective Date”), between GA PARKWAY PROPERTY, LLC, a Delaware limited liability company (“Landlord”) and ACHRONIX SEMICONDUCTOR CORPORATION, a Delaware corporation (“Tenant”).

W I T N E S S E T H:

1.             Definitions. The following are definitions of some of the defined terms used in this Lease. The definition of other defined terms is found throughout this Lease.

(a)             “Approximate Rentable Area in the Premises” shall mean the area contained within the demising walls of the Premises and any other area designated for the exclusive use of Tenant plus an allocation of the Tenant’s Pro Rata Share of the square footage of the “Common Areas” and the “Service Areas” (as defined below). For purposes of the Lease it is agreed and stipulated by both Landlord and Tenant that the Approximate Rentable Area in the Premises is as set forth in the Basic Lease Information. The Approximate Rentable Area in the Building is as specified in the Basic Lease Information.

(b)             “Base Rental” shall mean the base rental described in the Basic Lease Information which is payable by Tenant during the Lease Term, all as adjusted pursuant to Exhibit “C” and Paragraph 5 hereto. The Base Rental due for the first month during the Lease Term, following the expiration of any Base Rental abatement period, if any (referred to in the Basic Lease Information as the prepaid rent) has been deposited with Landlord by Tenant contemporaneously with the execution hereof.

(c)             “Basic Costs” shall mean all direct and indirect costs and expenses incurred in connection with the Project as more fully defined in Exhibit “C” attached hereto.

(d)             “Building” shall mean the office building described in the Basic Lease Information and located upon the real property (the “Property”) shown on the site plan on Exhibit “A” attached hereto and incorporated herein together with all appurtenances thereto. Landlord shall have the right, exercisable without notice and without liability to any Tenant to change the name and street address of the Building, provided that Landlord shall reimburse Tenant for the reasonable out-of-pocket cost of replacing any stationary, marketing materials, and other reasonable out-of-pocket costs incurred as a result of Landlord’s modification of the Building’s street address or the Premises’ suite numbers.

(e)             “Building Standard”, when used herein, shall mean the type, brand, quality and/or quantity of materials of a Class B office building.

(f)             “Business Day(s)” shall mean Mondays through Fridays exclusive of the normal business holidays of New Year’s Day, President’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

(g)             “Commencement Date” shall mean the date specified in the Basic Lease Information.

(h)             “Common Areas” shall mean those areas devoted to corridors, elevator foyers, mail rooms, restrooms, mechanical rooms, elevator mechanical rooms, property management office, janitorial closets, electrical and telephone closets, and lobby areas (whether at ground level or otherwise), and other similar facilities provided for the common use or benefit of tenants generally and/or the public.

(i)             “Default Rate” means the lower of (i) ten percent (10%) or (ii) the Maximum Rate.

(j)             “Insurance Costs” means all direct and indirect costs of insurance for the Project as more fully defined in Exhibit “C” attached hereto.

(k)             “Lease Term” shall mean the period specified in the Basic Lease Information.

(l)             “Maximum Rate”, when used herein, shall mean the greatest of the rates of interest from time-to-time permitted under applicable federal and state law. To the extent of the applicable state and federal law, the Maximum Rate shall be the highest permitted rate based upon the “indicated rate ceiling”, but to the extent now or hereafter permitted by law, Landlord may from time-to-time implement, withdraw and reinstate any ceiling as an alternative to the indicated rate ceiling, including the right to reinstate the indicated rate ceiling.

(m)             “Normal Business Hours” for the Building shall mean 8:00 a.m. to 6:00 p.m. on Business Days.

(n)             “Premises” shall mean the suite of offices located within the Building and outlined on Exhibit “B” to this Lease. The Premises are stipulated for all purposes to contain the “Rentable Area” specified in the Basic Lease Information.

(o)             “Project” means the Property, all improvements on the Property including without limitation the Building and any parking area or facilities thereon, and any adjacent land (and the improvements thereon) owned or leased by Landlord and used for additional parking for the benefit of the Building.

(p)             “Security Deposit” shall mean the sum described in the Basic Lease Information to be deposited by Tenant as security for Tenant’s obligations under this Lease, unless increased at some future time pursuant to the terms herein.

(q)             “Service Areas” shall mean those areas within the outside walls of the Building used for stairs, elevator shafts, flues, vents, stacks, pipe shafts and other vertical penetrations (but shall not include any such areas for the exclusive use of a particular tenant).

(r)             “Taxes” means the cost of all taxes for the Project, as more fully defined in Exhibit “C” attached hereto.

(s)             “Tenant’s Pro Rata Share” means the ratio of Tenant’s Rentable Area to the Rentable Area of the Building as reasonably determined by Landlord.

(t)             “Tenant’s Work” means that certain work of improvement, if any, which Tenant is to perform or cause to be performed pursuant to Exhibit “D” to prepare the Premises for Tenant’s occupancy.

(u)             “Utilities Costs” means all costs of common utilities for the Project, as more fully defined in Exhibit “C” attached hereto.

2.             Lease Grant. Subject to and upon the terms herein set forth, Landlord leases to Tenant and Tenant leases from Landlord the Premises.

3.             Condition of Premises. Subject to and upon the terms and conditions set forth in this Lease, this Lease shall be effective as of the Effective Date and shall continue in force until the Commencement Date and thereafter for the duration of the Lease Term. Landlord and Tenant acknowledge and agree that Tenant currently occupies, and as of the date immediately preceding the Commencement Date, will occupy Suite 200 pursuant to a sublease between Tenant and the current tenant of Suite 200 (the “Sublease”); consequently, Landlord shall have no obligation to deliver physical possession of Suite 200 to Tenant on the Commencement Date, and, except for Landlord’s express obligations and warranties set forth in this Lease, Tenant hereby waives any and all claims Tenant may have with respect to the condition of the Premises as of the Commencement Date. Except as expressly provided in this Lease, Tenant acknowledges that Tenant is leasing the Premises on an “AS IS, WHERE IS” basis. The taking of possession of (a) Suite 200 pursuant to the Sublease immediately preceding the Commencement Date and (b) Suite 150 as of the Early Possession Date (as defined below) by Tenant shall be conclusive evidence against Tenant that, (i) Tenant warrants and represents to Landlord that it has conducted its own independent investigation of the Premises and that the Premises are suitable for the purpose for which the same are leased, (ii) the Property, the Building and the Project and each and every part and appurtenance thereof are in good and satisfactory condition, and (iii) Tenant waives any defects in the Premises and its appurtenances and in all other parts of the Building and the Project and the appurtenances thereto. Upon the existing tenant’s surrender of Suite 150 on or about May 1, 2020, Landlord thereafter shall (i) deliver to Tenant Suite 150 structurally sound, cleaned and free of debris with all doors, locks, appliances, window coverings, and fixtures in good operating condition, and (ii) warrant that all Building systems and sub-systems with respect to Suite 150, including the electrical, mechanical, plumbing, sewer, fire protection, and life safety, and in good working order and in reasonable repair as of the date of delivery of Suite 150 to Tenant (the “Early Possession Date”). Notwithstanding anything in this Section 3 to the contrary, if, within sixty (60) days following the Early Possession Date, Tenant shall give Landlord notice of any defective condition in any plumbing, heating, air conditioning, ventilation, lightning, mechanical or electrical system located in, servicing or passing through Suite 150 or if any part of Suite 150 is not in good working order, following such notice and provided that such system is part of the Building as the same exists on the Early Possession Date, Landlord shall promptly remedy the condition with due diligence as its sole cost and expense, and not as part of Basic Costs (but at the expense of Tenant if repairs are necessitated by damage or injury attributable to Tenant, Tenant’s employees, agents, contactors or invitees). From and after the Early Possession Date, Tenant shall perform all obligations of Tenant under this Lease with respect to Suite 150 except for the obligations to pay rent.

4.             Use. The Premises shall be used for the Permitted Use (as defined in the Basic Lease Information) and for no other purpose. Tenant agrees not to use or permit the use of the Premises for any purpose which is illegal, dangerous to life, limb or property or which, in Landlord’s reasonable judgment, creates a nuisance or which would increase the cost of insurance coverage with respect to the Building. If there shall be any increase in the cost of insurance coverage with respect to the Building which results from Tenant’s acts or conduct of business, then Tenant hereby agrees to pay the amount of such increase upon thirty (30) days’ written demand. Tenant will conduct its business and control its agents, servants, employees, customers, licensees, and invitees in such a manner as not to interfere with, annoy or disturb other tenants or Landlord in the management of the Building. Tenant will maintain the Premises in a clean and healthful condition, and comply with all laws, ordinances, orders, rules and regulations of any governmental entity with reference to the use, condition or occupancy of the Premises that are applicable to Tenant; provided, however, that Tenant shall not be required to make structural changes to the Premises to comply with applicable laws unless the same is required due to Tenant’s specific use of, or alterations to, the Premises. Tenant, at its expense, will comply with the non-discriminatory rules and regulations of the Building adopted and reasonably altered by Landlord from time-to-time and will cause all of its agents, employees, invitees and visitors to do so. A copy of the existing rules and regulations is attached hereto as Exhibit “H” and made a part hereof. In the event of any conflict between such rules and regulations and the terms of this Lease, the terms of this Lease shall control. Tenant agrees not to commit or allow any waste to be committed on any portion of the Premises, and at the termination of this Lease to deliver up the Premises to Landlord in broom-clean, good condition and repair, ordinary wear and tear and damage by casualty excepted.

5.             Rental.

(a)             Tenant covenants and agrees to pay to Landlord during the Lease Term, without any setoff or deduction except as otherwise expressly provided herein, the Base Rental, and all such other sums of money as shall become due hereunder as additional rent, all of which are sometimes herein collectively called “rent.” In the event of nonpayment of any rent, Landlord shall be entitled to exercise all such rights and remedies as are herein provided in the case of the nonpayment of Base Rental. Except as otherwise provided herein, the annual Base Rental for each calendar year or portion thereof during the Lease Term, together with Tenant’s Pro Rata Share of any Excess Basic Costs payable pursuant to Exhibit “C” hereof, shall be due and payable in advance in twelve (12) equal installments on the first day of each calendar month during the initial Lease Term and any extensions or renewals hereof, and Tenant hereby agrees to pay such Base Rental and any adjustments thereto to Landlord pursuant to Landlord’s electronic payment instructions ( as may be designated by Landlord in writing from time-to-time) monthly, in advance, and without notice or demand. If the Lease Term commences on a day other than the first day of a month or terminates on a day other than the last day of a month, or if the Suite 150 Commencement Date occurs on other than the first day of a month, then the installments of Base Rental and any adjustment thereto for such month or months shall be prorated, based on the number of days in such month. The Base Rental for the first partial month, if any, shall be payable at the beginning of said period. All such payments shall be by a good and sufficient electronic funds (subject to collection). No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct installment of rent due under this Lease shall be deemed to be other than a payment on account of the earliest rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance or pursue any other remedy provided by this Lease or applicable law. The acceptance by Landlord of an installment of rent on a date after the due date of such payment shall not be construed to be a waiver of Landlord’s right to declare a default for any other late payment. If Tenant fails to timely pay any two (2) installments of rent, Landlord may require that Tenant deposit an additional Security Deposit equal to three (3) months’ rent, from which Landlord, at its sole discretion, may satisfy any future late payments made by Tenant, and Tenant shall be required to maintain such additional Security Deposit levels throughout the remaining Lease Term, then Tenant shall have five (5) days to deposit such additional Security Deposit as required above. Nothing in this section shall relieve Tenant from its duties to pay Late Charges (as defined below). All amounts received by Landlord from Tenant hereunder shall be applied first to the earliest accrued and unpaid rent then outstanding.

(b)             To the extent allowed by law, all installments of rent not paid within seven (7) days of when due shall bear interest at the Default Rate from the date due until paid; and, in addition, all installments of rent not paid within seven (7) days of when due and payable shall incur a Late Charge equal to five percent (5%) of the outstanding balance due.

(c)             In addition to the Base Rental payable hereunder, Tenant shall pay monthly as additional rent, Tenant’s Pro Rata Share of the amounts by which Basic Costs, Taxes, Insurance Costs and Utilities Costs exceed the Basic Costs, Taxes, Insurance Costs and Utilities Costs, respectively, for the Base Year in accordance with the provisions of Exhibit “C” attached hereto and incorporated herein for all purposes. No reduction in Basic Costs, Taxes, Insurance Costs or Utilities Costs after the Base Year will reduce the Base Rental payable by Tenant hereunder or entitle Tenant to receive a credit against future installments of Basic Costs, Taxes, Insurance Costs, Utilities Costs or other additional rent.

6.             Security Deposit; Letter of Credit.

(a)             In General. The Security Deposit in the amount specified in the Basic Lease Information shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant’s covenants and obligations under this Lease including but not limited to those set forth in Paragraph 10 hereof, it being expressly understood that the Security Deposit shall not be considered an advance payment of rent or a measure of Tenant’s liability for damages in case of default by Tenant. Landlord shall have no fiduciary responsibilities or trust obligations whatsoever with regard to the Security Deposit and shall not assume the duties of a trustee for the Security Deposit nor shall Landlord be required to hold the Security Deposit separate from Landlord’s general funds. Landlord may, from time-to-time, without prejudice to any other remedy and without waiving such default, use the Security Deposit to the extent necessary to cure any default of Tenant hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord within five (5) Business Days of demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not in default at the termination of this Lease, the balance of the Security Deposit remaining after any such application in accordance with the terms of this Lease shall be returned by Landlord to Tenant within thirty (30) days after termination. If Landlord transfers its interest in the Premises during the Lease Term, Landlord shall assign and deliver the Security Deposit to the transferee and thereafter shall have no further liability for the return of such Security Deposit. Tenant agrees to look solely to such transferee or assignee or successor thereof for the return of the Security Deposit. Landlord and its successors and assigns shall not be bound by any actual or attempted assignment or encumbrance of the Security Deposit by Tenant. Tenant hereby irrevocably waives and relinquishes any and all rights, benefits, or protections, if any, Tenant now has, or in the future may have, under Section 1950.7 of the California Civil Code, any successor statute, and all other provisions of law, now or hereafter in effect.

(b)             Reduction of Security Deposit. Notwithstanding any provision to the contrary contained in this Lease or Paragraph 6(a) above, but subject to the remaining terms of this Paragraph 6(b) below, provided that Tenant is not then in default under this Lease, the then Security Deposit shall be reduced in accordance with the following schedule:

Reduction Effective Date	Reduction Amount	Remaining Security Deposit
First Anniversary of the Commencement Date	$125,000.00	$475,000.00
Second Anniversary of the Commencement Date	$125,000.00	$350,000.00

In connection with the foregoing, in the event that Tenant is entitled to a reduction in the Security Deposit pursuant to the terms hereof, then Tenant shall have the right, by notice to Landlord delivered at any time following the applicable Reduction Effective Date to deliver a notice to Landlord (the “Security Deposit Return Notice”) requesting that Landlord return the excess Security Deposit held by Landlord pursuant to the terms hereof; provided, however, that if Tenant is in default under this Lease as of the applicable Reduction Effective Date, then the Security Deposit shall not be reduced hereunder until and unless Tenant cures such default within the applicable notice and cure period set forth in this Lease. Notwithstanding the foregoing, if Tenant has been in default under this Lease at any time prior to the applicable Reduction Effective Date and Tenant has failed to cure such default within any applicable notice and cure period set forth in this Lease, then Tenant shall have no further right to reduce the Security Deposit as described herein. In the event Tenant is entitled to a reduction in the Security Deposit pursuant to the terms of this Paragraph 6(b), Landlord shall, at Landlord’s option, to be confirmed in a written notice to Tenant, either (i) credit the applicable Reduction Amount against the Base Rental next coming due under the Lease, or (ii) concurrently with such notice, issue a check payable to Tenant in the applicable Reduction Amount. Until such time as Tenant shall deliver the Security Deposit Return Notice in accordance with the terms hereof, all amounts originally held by Landlord as a security deposit shall remain a part of the Security Deposit pursuant to the terms hereof.

(c)             Letter of Credit. In lieu of providing the cash Security Deposit as set forth above, Tenant may cause the “Bank” (as that term is defined below) to deliver to Landlord, concurrently with Tenant’s execution of this Lease, a letter of credit (the “L-C”) that complies in all respects with the requirements of this Paragraph 6(c) in the amount set forth in the Basic Lease Information (the “L-C Amount”). The L-C shall: (i) be issued by a Bank; (ii) be in the form attached hereto as Exhibit “G”; (iii) be irrevocable, unconditional, and payable upon demand; (iv) be maintained in effect, whether through renewal or extension, for the period commencing on the date of this Lease and continuing until the date (the “L-C Expiration Date”) that is no less than one hundred twenty (120) days following the expiration of the Lease Term; (v) contain a provision that provides that the L-C shall be automatically renewed on an annual basis without amendment of the L-C unless the Bank delivers a written notice of cancellation to Landlord and Tenant at least sixty (60) days prior to the expiration of the L-C, without any action whatsoever on the part of Landlord; (vi) be fully assignable by Landlord, its successors and assigns; (vii) permit partial draws and multiple presentations and drawings, and (viii) be otherwise subject to the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590. Tenant shall pay all expenses, points, and/or fees incurred by Tenant in obtaining the L-C. The term “Bank” referred to herein shall mean a commercial bank: (i) that is acceptable to Landlord and is solvent, nationally recognized, and has a local San Francisco office which will negotiate letters of credit; (ii) which accepts deposits and maintains accounts; (iii) that is chartered under the laws of the United States, any State thereof, or the District of Columbia, and which is insured by the Federal Deposit Insurance Corporation; (iv) whose long-term, unsecured, and unsubordinated debt obligations are rated no less than “A” by Fitch Ratings Ltd. (“Fitch”) and whose short term deposit rating is rated no less than “F1” by Fitch (or in the event such applicable Fitch ratings are no longer available, comparable ratings from Standard and Poor’s Professional Rating Service or Moody’s Professional Rating Service) (collectively, the “Bank’s Credit Rating Threshold”). Notwithstanding that Silicon Valley Bank does not comply with the Bank’s Credit Rating Threshold, Landlord consents to the use of Silicon Valley Bank as “Bank”, based on the financial qualifications of Silicon Valley Bank as of the date of this Lease.

(i)             Landlord’s Rights to Draw. Landlord, or its then authorized representatives, shall have the right to draw down an amount up to the face amount of the L-C if any of the following shall have occurred or be applicable: (i) such amount is due to Landlord under the terms and conditions of this Lease; (ii) the Lease has terminated prior to the expiration of the Lease Term as a result of Tenant’s breach or default of any term or provision of the Lease; (iii) Tenant has filed a voluntary petition under the U. S. Bankruptcy Code or any state bankruptcy code (collectively, “Bankruptcy Code”); (iv) an involuntary petition has been filed against Tenant under the Bankruptcy Code; (v) the Lease has been rejected, or is deemed rejected, under Section 365 of the U.S. Bankruptcy Code, following the filing of a voluntary petition by Tenant under the Bankruptcy Code, or the filing of an involuntary petition against Tenant under the Bankruptcy Code; (vi) the Bank has notified Landlord that the L-C will not be renewed or extended through the L-C Expiration Date; (vii) the Bank has failed to notify Landlord that the L-C will be renewed or extended on or before the date that is sixty (60) days before the applicable L-C expiration date; (viii) Tenant is placed into receivership or conservatorship, or becomes subject to similar proceedings under Federal or State law; (ix) Tenant executes an assignment for the benefit of creditors; or (x) if (1) any of the Bank’s Fitch ratings (or other comparable ratings to the extent the Fitch ratings are no longer available) have been reduced below the Bank’s Credit Rating Threshold; or (2) there is otherwise a material adverse change in the financial condition of the Bank, and Tenant has failed to provide Landlord with a replacement letter of credit, conforming in all respects to the requirements of this Paragraph 6(c) (including, but not limited to, the requirements placed on the issuing Bank more particularly set forth in this Paragraph 6(c) above), in the amount of the applicable L-C Amount, within ten (10) days following Landlord’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) (each of the foregoing being an “L-C Draw Event”). The L-C shall be honored by the Bank regardless of whether Tenant disputes Landlord’s right to draw upon the L-C. In addition, in the event the Bank is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation, any state regulator, or any successor or similar entity, then, effective as of the date such receivership or conservatorship occurs, said L-C shall be deemed to fail to meet the requirements of this Paragraph 6(c), and, within ten (10) days following Landlord’s notice to Tenant of such receivership or conservatorship (the “L-C FDIC Replacement Notice”), Tenant shall replace such L-C with a substitute letter of credit from a different commercial bank (which commercial bank shall meet or exceed the Bank’s Credit Rating Threshold and shall otherwise be acceptable to Landlord) and that complies in all respects with the requirements of this Paragraph 6(c). If Tenant fails to replace such L-C with such conforming, substitute letter of credit pursuant to the terms and conditions of Paragraph 6(c), hereof, then, notwithstanding anything in this Lease to the contrary, Landlord shall have the right to declare Tenant in default of this Lease for which there shall be no notice or grace or cure periods being applicable thereto (other than the aforesaid ten (10) day period). Tenant shall have no right to voluntarily replace the L-C without Landlord’s prior written approval, in Landlord’s sole and absolute discretion. Tenant shall be responsible for the payment of any and all costs incurred by Landlord, up to a maximum of two thousand dollars ($2,000), relating to the review of any replacement L-C (including, without limitation, Landlord’s reasonable attorneys’ fees), which replacement is required pursuant to this Paragraph or is otherwise requested by Tenant, and such attorneys’ fees shall be payable by Tenant to Landlord within ten (10) days of billing. In the event of an assignment by Tenant of its interest in the Lease (and irrespective of whether Landlord’s consent is required for such assignment), the acceptance of any replacement or substitute letter of credit by Landlord from the assignee shall be subject to Landlord’s prior written approval, in Landlord’s sole and absolute discretion, and the attorney’s fees incurred by Landlord in connection with such determination shall be payable by Tenant to Landlord within ten (10) days of billing. Within five (5) Business Days following Tenant’s receipt of a written notice from Landlord, Tenant shall cause the Bank to deliver written confirmation to Landlord of the renewal or extension of the L-C (unless the Bank has previously notified Landlord in writing that it shall not be renewing or extending the L-C), or if so requested by Landlord, Tenant shall facilitate Landlord’s direct communication with the Bank in order that Landlord may immediately confirm such renewal or extension directly with the Bank.

(ii)             Application of L-C Proceeds. Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the L-C upon the occurrence of any L-C Draw Event and apply the proceeds of the L-C in accordance with this Paragraph 6(c). In the event of any L-C Draw Event, Landlord may, but without obligation to do so, and without notice to Tenant (except in connection with an L-C Draw Event under Paragraph 6(c)(i)(x) above), draw upon the L-C, in part or in whole, and apply the proceeds of the L-C to cure any such L-C Draw Event and/or to compensate Landlord for any and all damages or losses of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from Tenant’s breach or default of the Lease or other L-C Draw Event and/or to compensate Landlord for any and all damages or losses arising out of, or incurred in connection with, the termination of this Lease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code. The use, application, or retention of the L-C proceeds, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the L-C, and such L-C or the proceeds thereof shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. No condition or term of this Lease shall be deemed to render the L-C conditional to justify the issuer of the L-C in failing to honor a drawing upon such L-C in a timely manner. Tenant agrees and acknowledges that: (i) the L-C constitutes a separate and independent contract between Landlord and the Bank; (ii) Tenant is not a third party beneficiary of such contract; (iii) Tenant has no property interest whatsoever in the L-C or the proceeds thereof; (iv) Tenant has no right to assign or encumber the L-C or any part thereof and neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance; and (v) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, Tenant is placed into receivership or conservatorship, there is an event of a receivership, conservatorship, bankruptcy filing by, or on behalf of, Tenant, or Tenant executes an assignment for the benefit of creditors, neither Tenant, any trustee, receiver, conservator, assignee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim or rights to the L-C or the proceeds thereof by application of Section 502(b)(6) of the U. S. Bankruptcy Code, any similar State or federal law, or otherwise.

(iii)             Reduction of L-C Amount. To the extent that Tenant is not in default under this Lease (beyond the applicable notice and cure period set forth in this Lease), the L-C Amount shall be reduced as follows:

Reduction Effective Date	Reduction Amount	Remaining L-C Amount
First Anniversary of the Commencement Date	$125,000.00	$475,000.00
Second Anniversary of the Commencement Date	$125,000.00	$350,000.00

To the extent that Tenant is not in default under this Lease (beyond the applicable notice and cure period set forth in this Lease), Tenant shall have the right to reduce the L-C Amount as set forth above via the delivery to Landlord of either (x) an amendment to the existing L-C (in form and content reasonably acceptable to Landlord) modifying the L-C Amount to the amount then required under this Article 30, or (y) an entirely new L-C (in the form and content otherwise required in this Paragraph 6(c)) in the total L-C Amount then required under this Paragraph 6(c).

(iv)         Maintenance of L-C. If, as a result of any drawing by Landlord of all or any portion of the L-C, the amount of the L-C shall be less than the L-C Amount, Tenant shall, within five (5) days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency, and any such additional letter(s) of credit shall comply with all of the provisions of this Paragraph 6(c). If Tenant exercises its option to extend the Lease Term pursuant to Paragraph 53 of this Lease then, not later than one hundred twenty (120) days prior to the commencement of the Option Term, Tenant shall deliver to Landlord a new L-C or certificate of renewal or extension evidencing the L-C Expiration Date as one hundred twenty (120) days after the expiration of the Option Term. If the L-C is not timely renewed, or if Tenant fails to maintain the L-C in the amount and in accordance with the terms set forth in this Paragraph 6(c), Landlord shall have the right to present the L-C to the Bank in accordance with the terms of this Paragraph 6(c), and the proceeds of the L-C may be applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or default by Tenant under this Lease. In the event Landlord elects to exercise its foregoing rights, (I) any unused proceeds shall constitute the property of Landlord (and not Tenant’s property or, in the event of a receivership, conservatorship, or bankruptcy filing by, or on behalf of, Tenant, property of such receivership, conservatorship or Tenant’s bankruptcy estate) and need not be segregated from Landlord’s other assets, and (II) Landlord agrees to pay to Tenant within thirty (30) days after the L-C Expiration Date the amount of any proceeds of the L-C received by Landlord and not applied against any Rent payable by Tenant under this Lease that was not paid when due or used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any breach or default by Tenant under this Lease; provided, however, that if prior to the L-C Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused L-C proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.

(v)          Transfer and Encumbrance. The L-C shall also provide that Landlord may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer (one or more times) all or any portion of its interest in and to the L-C to another party, person or entity, regardless of whether or not such transfer is from or as a part of the assignment by Landlord of its rights and interests in and to this Lease. In the event of a transfer of Landlord’s interest in this Lease, Landlord shall transfer the L-C, in whole or in part, to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole of said L-C to a new landlord. In connection with any such transfer of the L-C by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer, and Tenant shall be responsible for paying the Bank’s transfer and processing fees in connection therewith, provided that Landlord shall have the right (in its sole discretion), but not the obligation, to pay such fees on behalf of Tenant, in which case Tenant shall reimburse Landlord within ten (10) days after Tenant’s receipt of an invoice from Landlord therefor.

(vi)          L-C Not a Security Deposit. Landlord and Tenant: (i) acknowledge and agree that in no event or circumstance shall the L-C, any renewal or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any law applicable to security deposits in the commercial context, including, but not limited to, Section 1950.7 of the California Civil Code, as such Section now exists or as it may be hereafter amended or succeeded (the “Security Deposit Laws”); (ii) acknowledge and agree that the L-C (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto; and (iii) waive any and all rights, duties and obligations that any such party may now, or in the future will, have relating to or arising from the Security Deposit Laws. Tenant hereby irrevocably waives and relinquishes the provisions of Section 1950.7 of the California Civil Code and any successor statute, and all other provisions of law, now or hereafter in effect, which (x) establish the time frame by which a landlord must refund a security deposit under a lease, and/or (y) provide that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises, it being agreed that Landlord may, in addition, claim those sums specified in this Paragraph 6(c) and/or those sums reasonably necessary to (a) compensate Landlord for any loss or damage caused by Tenant’s breach of this Lease, including any damages Landlord suffers following termination of this Lease, and/or (b) compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of this Lease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code.

(vii)         Non-Interference By Tenant. Tenant agrees not to interfere in any way with any payment to Landlord of the proceeds of the L-C, either prior to or following a “draw” by Landlord of all or any portion of the L-C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw down all or any portion of the L-C. No condition or term of this Lease shall be deemed to render the L-C conditional and thereby afford the Bank a justification for failing to honor a drawing upon such L-C in a timely manner. Tenant shall not request or instruct the Bank to refrain from paying sight draft(s) drawn under such L-C.

(viii)        Waiver of Certain Relief. Tenant unconditionally and irrevocably waives (and as an independent covenant hereunder, covenants not to assert) any right to claim or obtain any of the following relief in connection with the L-C:

A temporary restraining order, temporary injunction, permanent injunction, or other order that would prevent, restrain or restrict the presentment of sight drafts drawn under the L-C or the Bank’s honoring or payment of sight draft(s); or

Any attachment, garnishment, or levy in any manner upon either the proceeds of the L-C or the obligations of the Bank (either before or after the presentment to the Bank of sight drafts drawn under such L-C) based on any theory whatever.

(ix)           Remedy for Improper Drafts. Tenant’s sole and exclusive remedy in connection with Landlord’s improper draw against the L-C or Landlord’s improper application or retention of any proceeds of the L-C shall be the right to obtain from Landlord a refund of the amount of any sight draft(s) that were improperly presented or the proceeds of which were misapplied or wrongfully held, together with interest at the Default Rate and reasonable actual out-of-pocket attorneys’ fees, provided that at the time of such refund, Tenant increases the amount of such L-C to the amount (if any) then required under the applicable provisions of this Lease. Tenant acknowledges that Landlord’s draw against the L-C, application or retention of any proceeds thereof, or the Bank’s payment under such L-C, could not, under any circumstances, cause Tenant injury that could not be remedied by an award of money damages, and that the recovery of money damages would be an adequate remedy therefor. In the event Tenant shall be entitled to a refund as aforesaid and Landlord shall fail to make such payment within ten (10) business days after demand, Tenant shall have the right to deduct the amount thereof together with interest thereon at the Default Rate from the next installment(s) of Base Rental.

7.             Services to be Furnished by Landlord. Landlord agrees to furnish Tenant the following services, provided the increased costs of such services over the Base Year costs of such services shall be paid by Tenant as additional rent as part of Basic Costs or Utilities Costs (except to the extent any such costs are excluded pursuant to the terms of Exhibit “C”):

(a)             Hot and cold water at those points of outlet provided for general use of tenants in the Building, central heat and air conditioning in season, at the temperatures specified below; provided, however, heating and air conditioning service at times other than for Normal Business Hours for the Building shall be furnished only upon the written request of Tenant delivered to Landlord prior to 3:00 p.m. at least one (1) Business Day in advance of the date for which such usage is requested. Tenant shall bear the entire cost of additional service as such costs are reasonably determined by Landlord from time-to-time. All additional supplemental heating ventilating and air conditioning required (if any) to accommodate Tenant’s design shall be installed at the Tenant’s expense. The cost of operation and maintenance of such equipment shall be the responsibility of the Tenant; provided however that Tenant shall not be responsible for the removal of any such equipment. Landlord shall maintain the ambient air temperature in the Premises between 70 and 76 degrees Fahrenheit during Normal Business Hours (the “Temperature Range”). If maintaining the Temperature Range during Normal Business Hours requires that the Building HVAC system run during other than Normal Business Hours, Tenant shall not be charged for the same nor shall Tenant be responsible for the costs of such HVAC usage (except as part of Basic Costs). The parties acknowledge that the supplemental HVAC system in the Premises for the purpose of providing supplemental air conditioning to the Premises (the “Supplemental HVAC System”) shall not be considered part of the foregoing HVAC, and Tenant shall be solely responsible, at Tenant's sole cost and expense, for the monitoring, operation, repair, and replacement of the Supplemental HVAC System. In no event shall the Supplemental HVAC System be permitted to interfere with Landlord's operation of the Building. Landlord shall separately meter the electricity utilized by the Supplemental HVAC System.

(b)             Routine maintenance, repairs and electric lighting service for the Premises and all Common Areas and Service Areas of the Building in a manner consistent with operation of a professionally managed Class B office building.

(c)             Basic janitor services on Business Days; provided, however, if Tenant’s floor covering or other improvements require special treatment, Tenant shall pay the additional cleaning cost attributable thereto as additional rent upon presentation of a statement therefor by Landlord.

(d)             Subject to the provisions of Paragraph 11 hereof, facilities to provide electrical current required by Tenant in its use and occupancy of the Premises.

(e)             Fluorescent and incandescent bulb and ballast replacement in the Premises, Common Areas and Service Areas.

(f)             Elevators for ingress and egress to and from the floor of the Premises during Normal Business Hours and with at least one elevator available at all other times.

(g)             Notwithstanding the foregoing, subject to factors beyond Landlord’s control and to the other provisions of this Lease, including without limitation, Paragraphs 19, 20 and 38, Tenant shall have access to the Premises and entry access to the Building twenty-four (24) hours per day, seven (7) days per week year-round. Access control to the Building during other than Normal Business Hours shall be provided in such form as Landlord deems appropriate. Tenant shall cooperate fully in Landlord’s efforts to maintain access control to the Building and shall follow all regulations promulgated by Landlord with respect thereto. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, TENANT EXPRESSLY ACKNOWLEDGES AND AGREES THAT LANDLORD IS NOT WARRANTING THE EFFICACY OF ANY ACCESS PERSONNEL, SERVICE, PROCEDURES OR EQUIPMENT AND THAT TENANT IS NOT RELYING AND SHALL NOT HEREAFTER RELY ON ANY SUCH PERSONNEL, SERVICE, PROCEDURES OR EQUIPMENT. LANDLORD SHALL NOT BE RESPONSIBLE OR LIABLE IN ANY MANNER FOR FAILURE OF ANY ACCESS PERSONNEL, SERVICES, PROCEDURES OR EQUIPMENT TO PREVENT, CONTROL, OR APPREHEND ANYONE SUSPECTED OF CAUSING PERSONAL INJURY OR DAMAGE IN, ON OR AROUND THE PROJECT.

Landlord shall have the right at any time and from time-to-time during the Lease Term to contract for service from any company or companies providing electricity service (“Service Provider”). Tenant shall reasonably cooperate with Landlord and the Service Provider at all times and, as reasonably necessary, shall allow Landlord and Service Provider reasonable access to the Building’s electric lines, feeders, risers, wiring, and any other machinery within the Premises, subject to Section 12 below. Landlord shall in no way be liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption, or defect in the supply or character of the electric energy furnished to the Premises, or if the quantity or character of the electric energy supplied by the Service Provider is no longer available or suitable for Tenant’s requirements, no such change, failure, defect, unavailability, or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent (except as expressly set forth below), or relieve Tenant from any of its obligations under the Lease, unless caused by the gross negligence or willful misconduct of Landlord or its agents. Landlord may, but is not obligated to, provide additional services hereunder; provided, however, that if Landlord does provide such extra services, Tenant agrees to pay a ten percent (10%) administration fee for the provisions of such services.

Except as otherwise expressly provided herein, the failure by Landlord to any extent to furnish, or the interruption or termination of these defined services in whole or in part, resulting from adherence to laws, regulations and administrative orders, force majeure or any other causes beyond the reasonable control of Landlord shall not render Landlord liable in any respect nor be construed as an eviction of Tenant, nor work an abatement of rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement hereof. Notwithstanding the foregoing, in the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of any failure to provide services or utilities to the Premises (including, without limitation, the obligation to maintain the Temperature Range) to the extent Landlord is obligated to provide same under this Lease and such failure is not due to a Force Majeure (any such set of circumstances to be known as an “Abatement Event”), then Tenant shall give Landlord notice of such Abatement Event, and if such Abatement Event continues for three (3) consecutive Business Days (or one (1) Business Day solely with respect to Landlord’s obligation to maintain the Temperature Range) after Landlord’s receipt of any such notice, (the “Eligibility Period”), then rent shall be abated or reduced, as the case may be, commencing on the first day of the Eligibility Period for such time that the Abatement Event continues. Such right to abate Rent shall be Tenant’s sole and exclusive remedy at law or in equity for an Abatement Event. To the extent Tenant is entitled to abatement without regard to the Eligibility Period because of an event described in Paragraph 19 or Paragraph 21 of this Lease then the Eligibility Period shall not be applicable. Except as set forth herein, nothing contained herein shall be interpreted to mean that Tenant is excused from paying rent due hereunder. Should any of the equipment or machinery used in the provision of such services for any cause cease to function properly, Landlord shall use reasonable diligence to repair such equipment or machinery but, except as otherwise expressly provided herein, Tenant shall have no claim for offset, abatement of rent or damages or termination of this Lease on account of an interruption in service thereby or resulting therefrom. Except as expressly provided herein, Landlord shall not be required to make any repairs to or maintain the Premises.

8.             Increased Taxes. Except as otherwise provided in the Tenant Improvements Construction attached hereto as Exhibit “D”, all installations and improvements now or hereafter placed on or in the Premises by Tenant shall be subject to the provisions of Paragraph 10 hereof and shall be for Tenant’s account and at Tenant’s cost (and Tenant shall pay ad valorem taxes and increased insurance thereon or attributable thereto), which cost shall be payable by Tenant to Landlord upon demand as additional rent. Such additional rent shall not be construed as including taxes assessed against improvements in the Premises which are subject to personal property taxes. Such personal property taxes shall remain the sole responsibility of the Tenant.

9.             Signage.

(a)             In General. Landlord shall provide and install, at Tenant’s cost, all letters or numerals on the exterior of the Premises (both Suite 150 and Suite 200); all such letters and numerals shall be in the standard graphics for the Building and no others shall be used or permitted on the Premises without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Tenant acknowledges that the standard Building graphics are acceptable to Tenant. Except for (i) Tenant’s suite number and/or identity sign on or at the entry doors of the Premises described hereinabove and (ii) one name strip on the existing directory located in the lobby of the Building (all of which shall be at Tenant’s cost, as provided above), Tenant shall have no right to place any sign upon the Premises, the Building or elsewhere within the Project or which can be seen from outside the Premises.

(b)             Monument Signage. In addition to the signage rights expressly set forth in this Section 9, the Tenant named in this Lease (the “Original Tenant”) and any Permitted Transferee shall be entitled to (i) one (1) identification sign on the non-exclusive monument sign located at the corner of Great America Place and Bunker Hill Lane, and (ii) the top two (2) identification signs on the non-exclusive monument sign located in front of the Building (collectively, “Tenant’s Monument Signage”). In the event Tenant elects to keep its existing sign on the Building (“Existing Sign”), Landlord, at its sole cost and expense, shall remove the tree in front of the Existing Sign to the extent the City of Santa Clara’s approval is required and obtained. Tenant’s Monument Signage shall set forth Tenant’s name and logo as determined by Tenant in its sole discretion; provided, however, in no event shall Tenant’s Monument Signage include an “Objectionable Name,” as that term is defined below. The graphics, materials, color, design, lettering, lighting, size, illumination, specifications and exact location of Tenant’s Monument Signage (collectively, the “Sign Specifications”) shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and shall be consistent and compatible with the quality and nature of the Building and Landlord’s Building standard signage specifications. In addition, Tenant’s Monument Signage shall be subject to Tenant’s receipt of all required governmental permits and approvals and shall be subject to all applicable laws and to any covenants, conditions and restrictions (“CC&Rs”) affecting the Building. Landlord shall promptly provide Tenant with any CC&Rs applicable to the Premises and shall use commercially reasonable efforts, at no cost to Landlord, to assist Tenant in obtaining all necessary governmental permits and approvals for Tenant’s Monument Signage. Tenant hereby acknowledges that Landlord has made no representation or warranty to Tenant with respect to the probability of obtaining all necessary governmental approvals and permits for Tenant’s Monument Signage. In connection with the foregoing, in the event Tenant does not receive the necessary governmental approvals and permits for Tenant’s Monument Signage, Tenant’s and Landlord’s rights and obligations under the remaining terms and conditions of the Lease shall be unaffected. Tenant’s Monument Signage shall be installed by Landlord, provided that Tenant shall pay for all commercially reasonable costs incurred by Landlord in the design, construction and installation of the same. Notwithstanding the foregoing, Landlord hereby (a) approves the location and specifications of Tenant’s existing sign located on the Project’s monument located at the corner of Great America Place and Bunker Hill Lane, and (b) agrees that “Achronix”, “Achronix Semiconductor Corporation” or similar variations thereof are not “Objectionable Names.”

(i)            Objectionable Name. To the extent the Original Tenant desires to change the name and/or logo set forth on Tenant’s Monument Signage, such name and/or logo shall not have a name which relates to an entity which is of a character or reputation, or is associated with a political faction or orientation, which is inconsistent with the quality of the Building, or which would otherwise reasonably offend a landlord of comparable buildings located in the vicinity of the Building (an “Objectionable Name”).

(ii)            Repair and Maintenance. Should Tenant’s Monument Signage require repairs and/or maintenance, as determined in Landlord’s reasonable judgment, Landlord shall have the right to provide notice thereof to Tenant and Tenant shall cause such repairs and/or maintenance to be performed within twenty (20) days after receipt of such notice from Landlord, at Tenant’s sole cost and expense. Should Tenant fail to perform such repairs and/or maintenance within the period described in the immediately preceding sentence, Landlord shall have the right to cause such work to be performed and to charge Tenant as additional rent for the actual cost of such work. Upon the expiration or earlier termination of this Lease, Tenant shall, at Tenant’s sole cost and expense, cause Tenant’s Monument Signage to be removed and shall cause the applicable monument sign to be restored to the condition existing immediately prior to the placement of Tenant’s Monument Identification Sign thereon (reasonable wear and tear excepted). If Tenant fails to timely perform its removal and/or restoration obligations as set forth herein, then Landlord may perform such work, and all actual costs incurred by Landlord in so performing shall be reimbursed by Tenant to Landlord within thirty (30) days after Tenant’s receipt of an invoice therefor. The terms and conditions of this Section 9(b)(ii) shall survive the expiration or earlier termination of this Lease.

(iii)            Other Terms. The rights contained in this Section 9(b) with respect to the Building sign and monument sign located at the corner of Great America Place and Bunker Hill Lane shall be personal to the Original Tenant and any Permitted Transferee, and may only be exercised by the Original Tenant or any Permitted Transferee (and not any assignee, sublessee or other transferee of the Original Tenant’s interest in the Lease) if (i) the Original Tenant or any Permitted Transferee occupies at least fifty percent (50%) of the Premises, and (ii) Tenant is not then in default this Lease (beyond any applicable notice and cure periods).

10.           Repairs and Alterations by Tenant. Tenant covenants and agrees with Landlord, at Tenant’s own cost and expense, to keep the interior, non-structural portions of the Premises in good condition and repair and to repair or replace any damage done to the Building, or any part thereof, caused by Tenant or Tenant’s agents, servants, employees, customers, licensees, or invitees. Tenant further covenants and agrees that such repairs shall restore the Building to as good a condition as it was in prior to such damage and that such repairs shall be effected in compliance with all applicable laws. If Tenant fails to make such repairs or replacements promptly, Landlord may, at its option, make such repairs or replacements, and Tenant shall pay the cost thereof to the Landlord within ten (10) days of demand as additional rent. Notwithstanding the foregoing, in no event shall Tenant be responsible for the cost of replacing the existing roof of the Building, and Landlord shall solely be responsible for promptly repairing any damaged improvements solely resulting from any leaks of such roof (and not as part of Basic Costs). Tenant agrees with Landlord not to make or allow to be made any alterations, additions, and improvements (“Alterations”) to the Premises, install any vending machines on the Premises, or place signs on the Premises which are visible from outside the Premises, without first obtaining the written consent of Landlord in each such instance, which consent (i) shall be in Landlord’s sole discretion with respect to any Alterations related to any structural portions of the Premises and/or Building and (ii) shall not be unreasonably withheld, conditioned or delayed with respect to any Alterations related to any non-structural portions of the Premises and/or Building. Tenant agrees to keep the areas visible from outside the Premises in a neat, clean and attractive condition at all times. All paint, wall coverings, signs, artwork, floor materials, floor coverings, furniture and other articles visible from outside the Premises and the arrangement, style, color and appearance thereof, and any changes thereto shall be approved in advance of installation by Landlord, in its reasonable discretion. Tenant agrees not to place anything in the Premises which exceeds the weight bearing capacity of the structure without prior written consent of the Landlord, which may be withheld in Landlord’s sole discretion. All Alterations shall be (a) performed under a valid permit when required, a copy of which shall be furnished to Landlord before commencement of construction, (b) performed in a good and workmanlike manner using only new, first class materials; (c) performed in compliance with all applicable laws and Landlord’s construction rules and regulations attached hereto as Exhibit D-2 (the “Construction Rules”). Any and all Alterations, which was acquired with funds provided by or on behalf of Landlord installed on or located in or around the Premises shall become the property of Landlord upon termination of this Lease. In addition, subject to all applicable laws, all other personal property which shall remain in the Premises for more than five (5) days following either the termination of this Lease or the entry of the Premises by Landlord following Tenant’s default hereunder shall, at Landlord’s option, become the property of Landlord. Except for improvements of a cosmetic nature (e.g. flooring and paint) and the initial Tenant Improvements approved by Landlord as set forth in Exhibit D, Landlord may, nonetheless, concurrently with Landlord’s approval of Alterations, require Tenant to remove such Alterations, including but not limited to telephone, data, and or network cabling, installed on or located in the Premises as are designated by Landlord (the “Required Removables”) at Tenant’s sole cost. If Landlord so elects, and Tenant fails to remove the Required Removables, Landlord may remove the Required Removables at Tenant’s cost, and Tenant shall pay Landlord within ten (10) days of demand or Landlord may deduct from Tenant’s Security Deposit, all costs incurred in removing, storing and/or disposing of the Required Removables. Landlord, at its sole option, shall inspect any and all Alterations and repairs made by or on behalf of the Tenant. All costs associated with the inspection and testing of such Alterations or repairs shall be reimbursed to Landlord by Tenant within ten (10) days of such demand. Notwithstanding the terms of this Lease to the contrary, the terms of this Paragraph shall survive the expiration or earlier termination of this Lease.

11.           Use of Electrical Services by Tenant. Tenant’s use of electrical services furnished by Landlord shall not exceed, either in voltage, rated capacity, or overall load that which is currently serving the Premises and is standard for the Building. If Tenant requests that it be allowed to consume electrical services in excess of Building Standards, Landlord may refuse to consent to such usage or may consent upon such conditions as Landlord elects.

12.           Entry by Landlord. Tenant agrees to permit Landlord or its agents or representatives, upon not less than twenty-four (24) hours prior written notice, to enter into and upon any part of the Premises at all reasonable hours (and in apparent emergencies at all times, by any means Landlord may deem proper, and without liability therefor) to inspect the same, or to show the Premises to prospective purchasers, mortgagees, tenants (but only during the last twelve (12) months of the Term), or insurers, or to clean or make repairs, alterations or additions thereto, and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof. In making any such entry, except for emergencies, Landlord shall use reasonable efforts to minimize interference with Tenant’s business operations and use of the Premises and shall follow all of Tenant’s reasonable safety and security protocols that Landlord has advanced notice of.

13.           Assignment and Subletting.

(a)            Transfers. Tenant shall not directly or indirectly assign, sublease, transfer, mortgage, pledge, hypothecate or encumber, or permit any lien to attach to, this Lease or any interest therein or grant any license, concession, or other right of occupancy of the Premises or any portion thereof or otherwise permit the use of the Premises or any portion thereof by operation of law or otherwise (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers”) by any party other than Tenant (any such person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”) without the prior written consent of Landlord, which consent Landlord shall not unreasonably withhold, condition or delay subject to the terms of Paragraph 13(h) below, it being understood that if Tenant is a corporation (and its stock is not publicly traded on a recognized national or international stock exchange), any transfer, sale, pledge or other disposition of a majority of the stock or voting securities of such corporation whereby control of the corporation is transferred to persons other than those in control on the date of this Lease, shall be deemed a Transfer of this Lease for purposes of this Paragraph 13. Landlord agrees to respond to any request for a consent to Transfer within thirty (30) days after receipt of Tenant’s written request (the “Consent Period”). If Landlord fails to respond to a Transfer request within the Consent Period, Landlord shall be deemed to have consented to such Transfer. Any attempted assignment in violation of the terms and covenants of this Paragraph shall, in Landlord’s sole and absolute discretion, be voidable. Consent by Landlord to one or more assignments shall not operate as a waiver of Landlord’s rights as to any subsequent assignments. If Tenant desires Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (a) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (b) a description of the portion of the Premises to be transferred (the “Subject Space”), (c) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the “Transfer Premium”, as that term is defined in Paragraph 13(c) below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, (d) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information reasonably required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space and (e) such other information as Landlord may reasonably require. If Landlord consents to any such Transfer, the Transfer shall be on a form approved by Landlord. Whether or not Landlord shall consent to the Transfer, Tenant shall pay the actual out-of-pocket cost for (i) Landlord’s review and processing fees, and (ii) any reasonable professional fees (including, without limitation, attorneys’, accountants’, architects’, engineers’ and consultants’ fees) incurred by Landlord, within thirty (30) days after written request by Landlord, which fees shall not exceed three thousand dollars ($3,000 in the aggregate) per Transfer request.

(b)            Landlord’s Consent. Landlord shall not unreasonably withhold its consent to any proposed Transfer to the Transferee on the terms specified in Tenant’s notice (subject to Paragraph 13(e) below), provided that the following conditions are satisfied: (i) Transferee intends to use the Premises for purposes which are permitted under this Lease; (ii) in the case of a sublease, if such sublease is for only part of the Premises, the size and configuration of and access to the Subject Space and the remaining Premises are suitable for normal leasing purposes and reasonably acceptable to Landlord; (iii) Transferee is not a governmental agency or instrumentality, or a person with whom Landlord or any agent of Landlord is actively negotiating in writing with as a potential tenant at the Project within the prior ninety (90) days; (iv) Transferee has a reasonable financial condition in relation to the obligations to be assumed in connection with the Transfer; (v) Tenant is not in default under this Lease either at the time Tenant requests consent to the proposed Transfer or on the effective date of the Transfer; and (vi) Tenant and Transferee execute documentation concerning the Transfer which is reasonably acceptable to Landlord, including (A) in the case of an assignment, an assignment and assumption in a form reasonably approved by Landlord, (B) in the case of a sublease or other Transfer, a copy of the sublease or transfer agreement, and (C) in all cases, a Landlord’s consent on Landlord’s commercially reasonable form, all of which shall be delivered to Landlord prior to the effective date of the Transfer. Tenant acknowledges and agrees that the restrictions, conditions and limitations imposed by this Article 13 on Tenant’s ability to assign or transfer this Lease or any interest herein, to sublet the Premises or any part thereof, to transfer or assign any right or privilege appurtenant to the Premises, or to allow any other person to occupy or use the Premises or any portion thereof, are, for the purposes of applicable laws, including without limitation California Civil Code Section 1951.4, as amended from time to time, and for all other purposes, reasonable at the time that this Lease was entered into, and shall be deemed to be reasonable at the time that Tenant seeks to Transfer this Lease or any interest herein, or to allow any other person to occupy or use the Premises or any portion thereof; and Tenant’s sole remedy in the event Landlord unreasonably withholds its consent to a Transfer in violation of Tenant’s rights under this Lease shall be injunctive relief, and Tenant hereby expressly waives the provisions of California Civil Code Section 1995.310, which permits all remedies provided by law for breach of contract, including the right to contract damages and the right to terminate this Lease in the event the Landlord unreasonably withholds consent to a Transfer in violation of Tenant’s rights under this Lease, and any similar or successor statute or law in effect or any amendment thereof during the Lease Term.

(c)            Transfer Premium. Tenant shall pay Landlord 50% of any Transfer Premium received by Tenant from any Transfer. “Transfer Premium” shall mean all rent, additional rent received from such Transferee in excess of the sum of (i) the rent payable by Tenant under this Lease (on a per rentable square foot basis, if less than all of the Premises is transferred) and (ii) any tenant improvement allowance (or equivalent cost of improvements performed for or on behalf of Transferee by Tenant in connection with such Transfer) for any improvements to the Premises made in connection with the Transfer, and (iii) any reasonable and customary out-of-pocket brokerage commissions and legal costs actually paid by Tenant to an unrelated third party real estate broker and outside counsel in connection with the Transfer.

(d)            Recapture. Notwithstanding anything to the contrary contained in this Article 13, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of Tenant’s notice of any proposed assignment or sublease of more than 50% of Suite 200 for more than 50% of the remainder of the Lease Term to recapture the Subject Space. Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the date stated in Tenant’s notice as the effective date of the proposed Transfer (or, at Landlord’s option, shall cause the assignment or sublease to be made to Landlord or its agent, in which case the parties shall execute the Transfer documentation promptly thereafter). If this Lease shall be canceled with respect to less than the entire Premises, the rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, this Lease as so amended shall continue thereafter in full force and effect and, upon request of either party, the parties shall execute written confirmation of the same.

(e)            Terms of Consent. If Landlord consents to a Transfer: (i) the terms and conditions of this Lease, including, among other things, Tenant’s liability under this Lease (and the liability of any guarantor or other surety or obligor with respect to this Lease) with respect to the Subject Space, shall not be (and shall not be deemed to have been) released, waived or modified, and Tenant shall, despite any permitted Transfer, remain directly and primarily liable for the performance of all of the covenants, duties, and obligations of Tenant hereunder and Landlord shall be permitted to enforce the provisions of this Lease against Tenant or any Transferee without demand upon or proceeding in any way against any other person, (ii) such consent shall not constitute consent to any further Transfer by either Tenant or a Transferee, (iii) no Transferee shall succeed to any rights provided in this Lease or any amendment hereto to extend the Lease Term, expand the Premises, or lease additional space, any such rights being deemed personal to Tenant, (iv) Tenant shall deliver to Landlord promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, and (v) Tenant shall furnish, upon Landlord’s request, a complete statement certified by an independent certified public accountant, or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer. Landlord or its authorized representatives shall have the right at all reasonable times, but no more than twice during a calendar year, to audit the books, records and papers of Tenant relating to any Transfer and to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall within thirty (30) days after demand pay the deficiency, and if understated by more than five percent (5%), Tenant shall pay Landlord’s costs of such audit. Any sublease shall be subordinate and subject to the provisions of this Lease. If this Lease is terminated during the term of any sublease, Landlord shall have the right to: (aa) treat such sublease as canceled and repossess the Subject Space by any lawful means, or (bb) require that the subtenant attorn to and recognize Landlord as its landlord under any such sublease. If an incurable default shall occur, or if a curable default shall occur and Tenant fails to cure within the time permitted for cure (if any) under Article 24, Landlord is irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord until such default is cured.

(f)            Certain Transfers. The term “Transfer” shall also include (i) if Tenant is a partnership or limited liability company, the withdrawal or change (voluntary, involuntary or by operation of law) of more than an aggregate of twenty-five percent (25%) of the aggregate interest of all the partners, or a transfer of more than an aggregate of twenty-five percent (25%) of all partnership interests, or the dissolution of the partnership or company, or withdrawal or change (voluntary, involuntary or by operation of law) of a majority of general partners or managing members of such partnership or company, or (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), the dissolution, merger, consolidation or other reorganization of Tenant, or (aa) the sale or other transfer of more than an aggregate of fifty-one percent (51%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death) or (bb) the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty-one percent (51%) of Tenant’s net assets.

(g)            Advertising. Tenant shall not, without Landlord’s consent, advertise a proposed Transfer of this Lease or the Premises in any public media (other than recognized broker listing services), including but not limited to newspapers, periodicals, radio, television, circulars or brochures. If Tenant violates the provisions of the foregoing sentence, in addition to all of the remedies which Landlord may have at law, in equity, or pursuant to the terms of this Lease, Landlord shall be entitled to seek injunctive relief preventing such action and Tenant shall be responsible for all costs incurred by Landlord in connection with seeking such injunctive relief.

(h)            Permitted Transfers. Notwithstanding the provisions of Paragraph 13 above to the contrary, provided that Tenant is not then in default beyond applicable notice and cure periods, Tenant may assign this Lease or sublet the Premises or any portion thereof (herein, a “Permitted Transfer”), without Landlord’s consent to any entity that controls, is controlled by or is under common control with Tenant, or to any entity resulting from a merger or consolidation with Tenant (or, if Tenant is the surviving entity, such merger or consolidation shall also be a Permitted Transfer), or to any person or entity which acquires all or substantially all of the assets of Tenant’s business as a going concern (each, a “Permitted Transferee”, and any assignee Permitted Transferee is a “Permitted Transferee Assignee”), provided that: (a) at least ten (10) days prior to such assignment or sublease, Tenant delivers to Landlord a reasonably detailed description of the proposed Transfer and the financial statements and other financial and background information of the assignee or sublessee described in Paragraph 13 above, or, if Tenant is subject to a confidentiality requirement or applicable law that prevents the disclosure of such transaction, then Tenant will provide such information promptly after it is permitted to disclose such transaction; (b) in the case of an assignment, the assignee assumes, in full, the obligations of Tenant under this Lease (or in the case of a sublease, the sublessee of a portion of the Premises or Term assumes to the extent applicable in the sublease, the obligations of Tenant with respect to such portion) pursuant to an assignment and assumption agreement (or a sublease, as applicable) reasonably acceptable to Landlord, a fully executed copy of which is delivered to Landlord within thirty (30) days following the effective date of such assignment or subletting; (c) the tangible net worth of the assignee or sublessee is equal to or greater than the net worth of Tenant as of the date of the Transfer; (d) Tenant remains fully liable under this Lease; (e) the use of the Premises is permitted pursuant to the terms of this Lease; (f) such transaction is not entered into as a subterfuge to avoid the restrictions and provisions of this Paragraph 13 and will not violate any exclusive use covenant to which Landlord is bound; and (g) with respect to a subletting only, Tenant and such Permitted Transferee execute Landlord’s standard, commercially reasonable consent to sublease form.

14.           Mechanic’s Liens. Tenant will not permit any mechanic’s liens or other liens to be placed upon the Premises, the Building, or the Property and nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any person for the performance of any labor or the furnishing of any materials to the Premises, the Building, or the Property or any part thereof, nor as giving Tenant any right, power, or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to any mechanic’s or other liens against the Premises, the Building, or the Property. If any such lien is attached to the Premises, the Building, or the Property, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same. Any amount paid by Landlord for any of the aforesaid purposes including, but not limited to, attorneys’ fees, shall be paid by Tenant to Landlord promptly on demand as additional rent. If Landlord does consent to the performance of any labor or the furnishing of any materials to the Premises, the Building, or the Property by any party, which consent must be in writing, Tenant shall be responsible for insuring that all such persons procure and maintain insurance coverage against such risks, in such amounts and with such companies as Landlord may require, including, but not limited to, Builder’s Risk and Worker’s Compensation insurance. Tenant shall within ten (10) days of receiving such notice of lien or claim (i) have such lien or claim released or (ii) deliver to Landlord a bond in form, content, amount and issued by surety, satisfactory to Landlord, indemnifying, protecting, defending and holding harmless the Indemnitees (as defined in Paragraph 18) against all costs and liabilities resulting from such lien or claim and the foreclosure or attempted foreclosure thereof.

15.           Property Insurance.

(a)            Landlord shall maintain fire and extended coverage insurance (and any other coverages required by Landlord or any Mortgagee) on the Building and the Premises in such amounts sufficient to cover the full replacement cost thereof as reasonably estimated by Landlord. The cost of such insurance shall be included as a part of the Insurance Costs described in Exhibit “C”, and payments for losses thereunder shall be made solely to Landlord or the mortgagees of Landlord as their interests shall appear.

(b)            Tenant shall maintain at its expense, in an amount equal to full replacement cost, fire and extended coverage insurance on all of its personal property, including removable trade fixtures and leasehold and tenant improvements, located in the Premises and in such additional amounts as are required to meet Tenant’s obligations pursuant to Paragraph 19 hereof and with deductibles in an amount reasonably satisfactory to Landlord. Tenant shall furnish certificates of such insurance, as outlined in Exhibit “F” upon execution of this Lease and such other evidence reasonably satisfactory to Landlord of the maintenance and timely renewal of such insurance. If Tenant does not deliver to Landlord a policy or certificate evidencing such insurance at least thirty (30) days prior to the expiration date of each expiring policy, Landlord may, after five (5) Business Days’ written notice to Tenant, obtain such insurance as Landlord may reasonably require to protect Landlord’s interest (which obtaining of insurance shall not be deemed to be a waiver of Tenant’s default hereunder). The cost to Landlord of obtaining such policies, plus an administrative fee in the amount of ten percent (10%) of the cost of such policies shall be paid by Tenant to Landlord as additional rent within thirty (30) days’ written demand.

(c)            Landlord and Tenant intend that their respective property loss risks shall be borne by reasonable insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder. The parties agree that their respective insurance policies are now, or shall be, endorsed such that the waiver of subrogation shall not affect the right of the insured to recover thereunder, so long as no material additional premium is charged therefor.

16.           Liability Insurance.

(a)            Tenant shall maintain during the Lease Term a policy or policies of commercial general liability insurance on an occurrence form with respect to Tenant’s activities in the Premises, the Building and the Project, with the premiums thereon fully paid on or before the due date, issued by and binding upon an insurance company or companies approved by Landlord. Such insurance shall afford minimum protection of not less than that actually carried by Tenant, which shall be no less than $3,000,000.00 per occurrence per person coverage for bodily injury, property damage, personal injury, or combination thereof. The term “personal injury” herein used means false arrest, detention or imprisonment, malicious prosecution, wrongful entry, libel and slander. Tenant’s insurance policy shall name Landlord and Building Manager as additional insureds, shall include coverage for the contractual liability of Tenant to indemnify Landlord and Building Manager pursuant to Paragraph 18 of this Lease, shall have deductibles in an amount reasonably satisfactory to Landlord and shall constitute primary coverage. Tenant shall furnish certificates of such insurance, as outlined in Exhibit “F” and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least thirty (30) days before cancellation of or a material change to any such insurance. All such insurance policies shall be in form and issued by companies reasonably satisfactory to Landlord. Landlord may also maintain a policy or policies of commercial general liability insurance covering the Building and the Project with such coverages and in such amounts as Landlord or any Mortgagee may require, and the cost of such liability insurance shall be included as part of the Insurance Costs described in Exhibit “C”.

(b)            Landlord and Tenant intend that their respective liability risks shall be borne by reasonable insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of an occurrence to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder. The parties agree that their respective insurance policies are now, or shall be, endorsed such that the waiver of subrogation shall not affect the right of the insured to recover thereunder, so long as no material additional premium is charged therefor.

17.           Worker’s Compensation Insurance.

(a)            Tenant shall obtain and maintain in force worker’s compensation in full compliance with all applicable state and federal laws and regulations and covering all employees of Tenant and employer’s liability insurance of not less than that actually carried by Tenant, which shall be no less than $500,000 to cover Tenant’s liability to its employees. Tenant shall furnish certificates of such insurance and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least thirty (30) days before cancellation of or a material change to any such insurance. All such insurance policies shall be in form and issued by companies reasonably satisfactory to Landlord.

(b)            Tenant hereby waives subrogation on its behalf and on behalf of its insurer, to the extent subrogation on a paid claim can be legally waived prior to loss by contract between the parties, with respect to any payment made pursuant to a worker’s compensation policy. Landlord shall not be liable to the Tenant or any insurance company (by way of subrogation or otherwise) insuring the Tenant for any loss or damage for bodily injury or personal injury, or any resulting loss of income, or losses from worker’s compensation laws and benefits, even though such loss or damage might have been occasioned by the negligence of Landlord, its agents or employees, or Building Manager, if any such loss or damage is covered by insurance benefiting the party suffering such loss or damage or was required to be covered by insurance pursuant to this Lease.

18.           Indemnity. Neither Landlord nor any of its officers, directors, members, partners, employees, Building Manager, or agents shall be liable to Tenant, or to Tenant’s agents, servants, employees, customers, licensees, or invitees for any injury to person or damage to property caused by any act, omission, or neglect of Tenant, its agents, servants, employees, customers, invitees, licensees or any other person entering the Building or upon the Property under the invitation of Tenant or arising out of the use of the Property, Building or Premises by Tenant (each, a “Tenant Party” and collectively, “Tenant Parties”) and the conduct of its business or out of a default by Tenant in the performance of its obligations hereunder, except to the extent arising from the gross negligence or willful misconduct of an Indemnitee. Tenant hereby indemnifies and holds Landlord and its officers, directors, members, partners, employees, Building Manager and agents (each an “Indemintee” and collectively, “Indemnitees”) harmless from all liability, claims, damages, judgments, suits, causes of action, losses, and expenses, including attorneys’ fees and court costs arising or resulting from (a) any act or omission of Tenant or any Tenant Parties, (b) the use of the Premises and Common Areas and conduct of Tenant’s business by Tenant or any Tenant Parties, or any other activity, work or thing done, permitted or suffered by Tenant or any Tenant Parties, in or about the Premises, the Building or elsewhere in the Project; and/or (c) any default by Tenant of any obligations on Tenant’s part to be performed under the terms of this Lease. This indemnity shall be enforceable to the full extent whether or not such liability and claims are the result of the sole, joint or concurrent acts, negligent or intentional, or otherwise, of Tenant, or any Tenant Party, except to the extent arising from the gross negligence or willful misconduct of an Indemnitee. Except to the extent caused by the gross negligence or willful misconduct of Tenant or Tenant Party, Landlord shall indemnify, defend and hold Tenant and Tenant Parties harmless against and from all claims which may be imposed upon, incurred by or asserted against Tenant or any of the Tenant Parties by any third party and arising out of or in connection with the negligence or willful misconduct of Landlord or Indemnities, and/or Landlord’s breach of this Lease. Notwithstanding any provision to the contrary contained in the Lease, nothing in this Lease shall impose any obligations on Tenant or Landlord to be responsible or liable for, and each hereby releases the other from all liability for, consequential damages other than, subject to the terms of Paragraph 30 below, those consequential damages incurred by Landlord in connection with a holdover of the Premises by Tenant after the expiration or earlier termination of this Lease. Notwithstanding the terms of this Lease to the contrary, the terms of this Paragraph shall survive the expiration or earlier termination of this Lease.

19.           Casualty Damage. If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged that substantial alteration or reconstruction of the Building shall, in Landlord’s sole but reasonable opinion, be required (whether or not the Premises shall have been damaged by such casualty), or if less than one (1) year of the Lease Term remain, or if any mortgagee of Landlord’s should require that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt, or in the event of any material uninsured loss to the Building, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the discovery of such damage. If Landlord does not thus elect to terminate this Lease, Landlord shall commence and proceed with reasonable diligence to restore the Building, and the improvements located within the Premises, if any, for which Landlord had financial responsibility pursuant to the Tenant Improvements Construction attached hereto as Exhibit “D” (except that Landlord shall not be responsible for delays not within the control of Landlord), to substantially the same condition in which it was immediately prior to the happening of the casualty. Notwithstanding the foregoing, Landlord’s obligation to restore the Building, and the improvements located within the Premises, if any, for which Landlord had financial responsibility pursuant to the Tenant Improvements Construction, shall not require Landlord to expend for such repair and restoration work more than the insurance proceeds actually received by the Landlord as a result of the casualty and Landlord’s obligation to restore shall be further limited so that Landlord shall not be required to expend for the repair and restoration of the improvements located within the Premises, if any, for which Landlord had financial responsibility pursuant to the Tenant Improvements Construction, more than the dollar amount of any tenant improvement allowance granted by Landlord to Tenant, if any. When the repairs described in the preceding two sentences have been completed by Landlord, Tenant shall complete the restoration of all improvements, including furniture, fixtures and equipment, which are necessary to permit Tenant’s reoccupancy of the Premises, and all cost and expense of competing such restoration of the Premises shall be borne by Tenant, and Tenant shall present Landlord with evidence satisfactory to Landlord of Tenant’s ability to pay such costs prior to Landlord’s commencement of repair and restoration of the Premises. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant a fair diminution of rent during the time and to the extent the Premises are unfit for occupancy with such reduction in rent determined in accordance with reasonable industry standard. If, (a) any casualty renders the Premises untenantable and Landlord reasonably estimates that restoration of the Premises will take longer than one hundred eighty (180) days and Landlord elects not to terminate this Lease, and (b) Landlord’s restoration of the Premises is not actually completed within one hundred eighty (180) days from the date of damage (subject to Section 38), then Tenant shall have the right to terminate this Lease, exercised within five (5) days following the end of such 180-day period, by written notice to Landlord (the “Damage Termination Notice”), effective as of a date set forth in the Damage Termination Notice (the “Damage Termination Date”), which Damage Termination Date shall not be less than thirty (30) days following the end of such period. Notwithstanding the foregoing, if Tenant delivers a Damage Termination Notice to Landlord, then Landlord shall have the right to suspend the occurrence of the Damage Termination Date for a period ending thirty (30) days after the Damage Termination Date set forth in the Damage Termination Notice by delivering to Tenant, within five (5) business days of Landlord’s receipt of the Damage Termination Notice, a certificate of Landlord’s contractor responsible for the repair of the damage certifying that it is such contractor’s good faith judgment that the repairs shall be substantially completed within thirty (30) days after the Damage Termination Date. If repairs shall be substantially completed prior to the expiration of such thirty-day period, then the Damage Termination Notice shall be of no force or effect, but if the repairs shall not be substantially completed within such thirty-day period, then this Lease shall terminate upon the expiration of such thirty-day period. If the Premises or any other portion of the Building is damaged by fire or other casualty resulting from the fault or negligence of Tenant or any of Tenant’s agents, employees, or invitees, the rent hereunder shall not be diminished during the repair of such damage and Tenant shall be liable to Landlord for the cost of the repair and restoration of the Building caused thereby to the extent such cost and expense is not covered by insurance proceeds. This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of any damage or destruction. Accordingly, the parties hereby waive the provisions of California Civil Code Section 1932, Subsection 2, and Section 1933, Subsection 4 (and any successor statutes thereof permitting the parties to terminate this Lease as a result of any damage or destruction).

20.           Damages from Certain Causes. Landlord shall not be liable to Tenant for any injury to person or damage to property sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in the Premises or any other portion of the Building caused by the Premises or any other portion of the Building becoming out of repair or by defect in or failure of equipment, pipes, or wiring, or by broken glass, or by the backing up of drains, or by gas, water, steam, electricity, or oil leaking, escaping or flowing into the Premises (except where due to Landlord’s willful failure to make repairs required to be made pursuant to other provisions of this Lease, after the expiration of a reasonable time after written notice to Landlord of the need for such repairs or as a result of the gross negligence or willful misconduct of Landlord or its agents), nor shall Landlord be liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of other tenants of the Building or of any other persons whomsoever, including, but not limited to riot, strike, insurrection, war, court order, requisition, order of any governmental body or authority, acts of God, fire or theft.

21.           Condemnation. If the whole or any substantial part of the Premises, or if the Building or any portion thereof which would leave the remainder of the Building unsuitable for use as an office building comparable to its use on the Commencement Date, shall be taken or condemned for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, then Landlord may, at its option, terminate this Lease and the rent shall be abated during the unexpired portion of the Lease Term, effective when the physical taking of said Premises or said portion of the Building shall occur. If this Lease is not terminated, the rent for any portion of the Premises so taken or condemned shall be abated during the unexpired portion of the Lease Term effective when the physical taking of said portion of the Premises shall occur. All compensation awarded for any such taking or condemnation, or sale proceeds in lieu thereof, shall be the property of Landlord, and Tenant shall have no claim thereto, the same being hereby expressly waived by Tenant, except for any portions of such award or proceeds which are specifically allocated by the condemning or purchasing party for the taking of or damage to trade fixtures of Tenant, which Tenant specifically reserves to itself. Notwithstanding the forgoing, Tenant shall have the right, to the extent that Landlord’s award is not reduced or prejudiced, to file any separate claim available to Tenant directly against condemning party for such compensation as may be recoverable by Tenant in its own right for relocation expenses and damage to Tenant’s property.

22.           Hazardous Substances. Tenant hereby represents and warrants to Landlord the following:

(a)            No toxic or hazardous substances or wastes, pollutants or contaminants (including, without limitation, asbestos, urea formaldehyde, the group of organic compounds known as polychlorinated biphenyls, petroleum products including gasoline, fuel oil, crude oil and various constituents of such products, radon, or any hazardous substance as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), 42 U.S.C. 9601-9657, as amended) (collectively, “Hazardous Substances”) other than customary office supplies and cleaning supplies stored and handled within the Premises in accordance with all applicable laws, will be generated, treated, stored, released or disposed of, or otherwise placed, deposited in or located on the Project, and no activity shall be taken on the Project, by Tenant, its agents, employees or contractors, that would cause or contribute to (i) the Project or any part thereof to become a generation, treatment, storage or disposal facility within the meaning of or otherwise bring the Premises within the ambit of the Resource Conservation and Recovery Act of 1976 (“RCRA”), 42 U.S.C. 5901 et seq., or any similar state law or local ordinance, (ii) a release or threatened release of Hazardous Substances, from the Project or any part thereof within the meaning of, or otherwise result in liability in connection with the Premises within the ambit of, CERCLA, or any similar state law or local ordinance, or (iii) the discharge of Hazardous Substances into any water source or system, the dredging or filling of any waters, or the discharge into the air of any emissions, that would require a permit under the Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq., or the Clean Air Act, 42 U.S.C. 7401 et seq., or any similar state law or local ordinance.

(b)            Tenant agrees to indemnify and hold the Indemnitees (as defined in Paragraph 18 herein) harmless from and against, and to reimburse the Indemnitees with respect to, any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including attorneys’ fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by Landlord at any time and from time-to-time by reason of or arising out of the breach of any representation or warranty contained in Paragraph 22(a) above.

(c)            Tenant shall immediately notify Landlord in writing of any release or threatened release of Hazardous Substances of which Tenant has knowledge, whether or not the release is in quantities that would require, under law, the reporting of such release to a governmental or regulatory agency.

(d)            Tenant shall also immediately notify Landlord in writing of, and shall contemporaneously provide Landlord with a copy of: (i) any written notice of release of Hazardous Substances on the Project that is provided by Tenant or any subtenant or other occupant of the Premises to a governmental or regulatory agency; (ii) any notice of a violation, or a potential or alleged violation, of any Environmental Law (any federal and state law or local ordinance discussed in Paragraph 22(a) above) that is received by Tenant or any subtenant or other occupant of the Premises from any governmental or regulatory agency; (iii) any inquiry, investigation, enforcement, cleanup, removal, or other action that is instituted or threatened by a governmental or regulatory agency against Tenant or any subtenant or other occupant of the Premises and that relates to the release or discharge of Hazardous Substances on or from the Project; (iv) any claim that is instituted or threatened by any third-party against Tenant or any subtenant or other occupant of the Premises and that relates to any release or discharge of Hazardous Substances on or from the Premises; and (v) any notice of the loss of any environmental operating permit by Tenant or any subtenant or other occupant of the Premises.

(e)            Notwithstanding anything to the contrary contained herein, nothing in this Paragraph 22 shall be construed to make Tenant responsible for any Hazardous Substances present on the Premises as of the date of this Lease not introduced by Tenant or its agents or employees, or which migrate thereto through air, water, or soil through no fault of Tenant, or are introduced to the Building or Premises by Landlord, other tenants of the Building or any third party not under Tenant’s control.

Failure to comply with this section shall constitute a material default under the Lease. Notwithstanding the terms of this Lease to the contrary, the terms of this Paragraph shall survive the expiration or earlier termination of this Lease.

23.           Americans with Disabilities Act.

(a)            Tenant agrees to comply with all requirements of the Americans with Disabilities Act (the “ADA”), 42 U.S.C. 12101 et seq., applicable to the Premises and such other current acts or other subsequent acts (whether federal or state), which address like issues and any amendments to the ADA or any such other acts to the extent pertaining to Tenant’s specific use (as opposed to general occupancy) of the Premises. Tenant agrees to indemnify and hold Landlord harmless from any and all expenses, liabilities, costs or damages suffered by Landlord as a result of additional obligations which may be imposed on the Building or the Property under the ADA or any such acts by virtue of Tenant’s specific use (as opposed to general occupancy) of the Premises. Tenant acknowledges that it will be wholly responsible for compliance with the ADA and such other acts even if a provision of this Lease may arguably be construed as authorizing a violation of the ADA or any such other act; provided that Tenant shall not be responsible for making any structural changes to the Building or Premises to comply with the ADA unless required due to Tenant’s specific use of the Premises (as opposed to general occupancy), or Tenant’s Alterations or other construction activities. Any such provision shall be interpreted in a manner which permits compliance with the ADA and such other acts and is hereby amended to permit such compliance.

(b)            For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Project, Building and Premises have not undergone inspection by a Certified Access Specialist (CASp). As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” In furtherance of the foregoing, Landlord and Tenant hereby agree as follows: (a) any CASp inspection requested by Tenant shall be conducted, at Tenant’s sole cost and expense, by a CASp designated by Landlord, subject to Landlord’s reasonable rules and requirements; and (b) Tenant, at its sole cost and expense, shall be responsible for making any improvements or repairs within the Premises to correct violations of construction-related accessibility standards which are caused by Tenant carrying out any improvements in accordance with the terms of this Lease.

24.           Events of Default/Remedies.

(a)            The following events shall be deemed to be events of default under this Lease:

(i)            Any failure by Tenant to pay when due any Base Rental or other rent payable by Tenant to Landlord under this Lease, where such failure continues for more than three (3) Business Days following receipt of written notice from Landlord (hereinafter sometimes referred to as a “Monetary Default”);

(ii)            Any failure by Tenant (other than a Monetary Default) to comply with any term, provision or covenant of this Lease, which failure is not cured within ten (10) days after delivery to Tenant of notice of the occurrence of such failure; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure, Section 1161 and provided further that, if the nature of Tenant’s default is such that more than ten (10) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said ten (10) day period and thereafter diligently prosecute such cure to completion, which completion shall occur not later than sixty (60) days from the date of such notice from Landlord;

(iii)          Tenant shall become insolvent, or shall make a transfer in fraud of creditors, or shall commit an act of bankruptcy or shall make an assignment for the benefit of creditors, or Tenant shall admit in writing its inability to pay its debts as they become due;

(iv)          Tenant shall file a petition under any section or chapter of the United States Bankruptcy Code, as amended, pertaining to bankruptcy, or under any similar law or statute of the United States or any State thereof, or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant thereunder; or a petition or answer proposing the adjudication of Tenant as a bankrupt or its reorganization under any present or future federal or state bankruptcy or similar law shall be filed in any court and such petition or answer shall not be discharged or denied within sixty (60) days after the filing thereof;

(v)           A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant or of the Premises or of any of Tenant’s property located thereon in any proceeding brought by Tenant, or any such receiver or trustee shall be appointed in any proceeding brought against Tenant and shall not be discharged within sixty (60) days after such appointment or Tenant shall consent to or acquiesce in such appointment;

(vi)          The leasehold estate hereunder shall be taken on execution or other process of law in any action against Tenant;

(vii)         Tenant shall abandon any substantial portion of the Premises while in Monetary Default. If Tenant or any other person acting on Tenant’s behalf has removed, is removing or has made preparations to remove (other than in the normal course of business) goods, equipment, fixtures or other property from the Premises in amounts substantial enough to indicate a probable intent to abandon or vacate the Premises while in Monetary Default, Tenant’s abandonment of the Premises shall be deemed conclusively established for all purposes. Notwithstanding the foregoing, this section shall not include any abandonment resulting from any government order, decree, ordinance, statute, moratorium or other governmental action or proceeding that legally prohibit Tenant and other tenants in the Project and Comparable Buildings in the County of Santa Clara, California from occupying the Premises (“Mandatory Abandonment”);

(viii)        The liquidation, termination, dissolution, or forfeiture of right to do business of Tenant;

(ix)          Each of the foregoing shall be a Default under the terms of this Lease.

(b)            Upon the occurrence of any event or events of default under this Lease beyond any applicable notice and cure periods, whether enumerated in this Paragraph or not, in addition to all other remedies that may be available to Landlord at law or in equity, Landlord shall have the option to pursue any one or more of the following remedies without any notice (except as expressly prescribed herein) or demand for possession whatsoever (and without limiting the generality of the foregoing, except as otherwise expressly provided in this Lease, Tenant hereby specifically waives notice and demand for payment of rent or other obligations due and waives any and all other notices or demand requirements imposed by applicable law):

(i)            Terminate this Lease upon written notice to Tenant, in which event Landlord may recover from Tenant:

(1)            the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

(2)            the worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(3)            the worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(4)            any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom including, but not limited to: unamortized tenant improvement costs; attorneys’ fees; brokers’ commissions; the costs of refurbishment, alterations, renovation and repair of the Premises; and removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant’s personal property, equipment, fixtures, Tenant alterations, tenant improvements and any other items which Tenant is required under this Lease to remove but does not remove.

As used in Paragraph 24(b)(i)(1) and 24(b)(i)(2) above, the “worth at the time of award” is computed by allowing interest at the Default Rate set forth in Paragraph 1. As used in Paragraph 24(b)(i)(3) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

If Landlord notifies Tenant of its election to terminate this Lease, Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises upon termination of the Lease hereunder, Landlord may without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying said Premises, or any part thereof, by force, if necessary, without being liable for prosecution or any claim of damages therefor, and Tenant hereby agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise, specifically including but not limited to all Costs of Reletting (hereinafter defined) and any deficiency that may arise by reason of any reletting.

(ii)           Without terminating this Lease, enter upon and take possession of the Premises and expel or remove Tenant or any other person who may be occupying said Premises, or any part thereof, by force, if necessary, without having any civil or criminal liability therefor and without terminating this Lease. Landlord may (but shall be under no obligation to) relet the Premises or any part thereof for the account of Tenant, in the name of Tenant or Landlord or otherwise, without notice to Tenant for such term or terms which may be greater or less than the period which would otherwise have constituted the balance of the Lease Term and on such conditions (which may include concessions or free rent) and for such uses as Landlord in its absolute discretion may determine, and Landlord may collect and receive any rents payable by reason of such reletting. Tenant agrees to pay Landlord on demand all Costs of Reletting and any deficiency that may arise by reason of such reletting. Landlord shall not be responsible or liable for any failure to relet the Premises or any part thereof or for any failure to collect any rent due upon any such reletting. No such re entry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such termination is given to Tenant. If Landlord elects to terminate Tenant’s right to possession of the Premises without terminating this Lease, Tenant shall continue to be liable for all rent and Landlord shall use reasonable efforts to relet the Premises or any part thereof to a substitute tenant or tenants for a period of time equal to or lesser or greater than the remainder of the Lease Term on whatever terms and conditions Landlord, in Landlord’s good faith discretion, deems advisable. For purposes hereof, Landlord shall be deemed to have used “reasonable efforts” to relet if Landlord places its customary “For Lease” sign within the Premises and places the Premises for lease with a reputable broker. In no event shall Landlord be obligated to lease the Premises in priority to other space within the Building.

(iii)          Enter upon the Premises and do whatever Tenant is obligated to do under the terms of this Lease and Tenant agrees to reimburse Landlord on demand for any expense which Landlord may incur in thus affecting compliance with Tenant’s obligations under this Lease together with interest at the Default Rate and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by the negligence of Landlord or otherwise.

(iv)          Continue this Lease in full force and effect, whether or not Tenant shall have abandoned the Premises. The foregoing remedy shall also be available to Landlord pursuant to California Civil Code Section 1951.4, and any successor statute thereof, in the event Tenant has abandoned the Premises. If Landlord elects to continue this Lease in full force and effect pursuant to this Paragraph 24(b)(iv), then Landlord shall be entitled to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due. Landlord’s election not to terminate this Lease pursuant to this Paragraph 24(b)(iv) or pursuant to any other provision of this Lease, at law or in equity, shall not preclude Landlord from subsequently electing to terminate this Lease or pursuing any of its other remedies. In order to regain possession of the Premises and to deny Tenant access thereto, Landlord or its agent may, at the expense and liability of the Tenant, alter or change any or all locks or other security devices controlling access to the Premises without posting or giving notice of any kind to Tenant. Landlord shall have no obligation to provide Tenant a key or grant Tenant access to the Premises so long as Tenant is in default under this Lease. Tenant shall not be entitled to recover possession of the Premises, terminate this Lease, or recover any actual, incidental, consequential, punitive, statutory or other damages or award of attorneys’ fees, by reason of Landlord’s alteration or change of any lock or other security device and the resulting exclusion from the Premises of the Tenant or Tenant’s agents, servants, employees, customers, licensees, invitees or any other persons from the Premises. Landlord may, without notice, remove and either dispose of or store, at Tenant’s expense, any property belonging to Tenant that remains in the Premises after Landlord has regained possession thereof.

(c)            For purposes of this Lease, the term “Costs of Reletting” shall mean all costs and expenses incurred by Landlord in connection with the reletting of the Premises, including without limitation the cost of cleaning, renovation, repairs, decoration and alteration of the Premises for a new tenant or tenants, advertisement, marketing, brokerage and legal fees, the cost of protecting or caring for the Premises while vacant, the cost of removing and storing any property located on the Premises, any increase in insurance premiums caused by the vacancy of the Premises and any other out-of-pocket expenses incurred by Landlord including tenant inducements such as the cost of moving the new tenant or tenants and the cost of assuming any portion of the existing lease(s) of the new tenant(s).

(d)            Except as otherwise herein provided, no repossession or re-entering on the Premises or any part thereof pursuant to subparagraph (b) hereof or otherwise shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such repossession or re-entering. Notwithstanding any such repossession or re-entering on the Premises or any part thereof by reason of the occurrence of an event of default, Tenant will pay to Landlord the Base Rental and other rent or other sum required to be paid by Tenant pursuant to this Lease.

(e)            No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable law or in equity. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this Lease, or to a decree compelling performance of any of the other covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

(f)             This Paragraph 24 shall be enforceable to the maximum extent such enforcement is not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion. To the extent any provision of applicable law requires some action by Landlord to evidence or effect the termination of this Lease or to evidence the termination of Tenant’s right of occupancy, Tenant and Landlord hereby agree that written notice by Landlord to any of Tenant’s agents, servants or employees, which specifically sets forth Landlord’s intention to terminate, shall be sufficient to evidence and effect the termination herein provided for.

25.            Tenant Remedies. Except to the extent specifically provided herein, Tenant shall not have the right to an abatement of rent or to terminate this Lease as a result of Landlord’s default as to any covenant or agreement contained in this Lease or as a result of the breach of any promise or inducement in connection herewith, whether in this Lease or elsewhere and Tenant hereby waives such remedies of abatement of rent and termination. Tenant hereby agrees that Tenant’s remedies for default hereunder or in any way arising in connection with this Lease including any breach of any promise or inducement or warranty, express or implied, shall be limited to suit for direct and proximate damages (and shall expressly exclude consequential damages and loss of revenue or income) or injunctive or equitable relief following delivery of all applicable notices to Landlord required under this Lease. Notwithstanding anything to the contrary contained in this Lease, the liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to the interest of Landlord in the Building and the Property and Tenant agrees to look solely to Landlord’s interest in the Building and the Property for the recovery of any judgment against the Landlord, it being intended that the obligations of Landlord under this Lease (including any actual or alleged breach or default by Landlord) do not constitute personal obligations of Landlord or the individual partners, directors, officers, members or shareholders of Landlord or Landlord’s partners, and Tenant shall not seek recourse against the individual partners, directors, officers, members or shareholders of Landlord or against Landlord’s partners or any other persons or entities having any interest in Landlord, or any of their personal assets for satisfaction of any liability with respect to this Lease. Tenant hereby covenants that, prior to the filing of any suit for direct and proximate damages, it shall give Landlord and all mortgagees whom Tenant has been notified hold mortgages or deed of trust liens on the Property, Building or Premises notice and reasonable time to cure any alleged default by Landlord.

26.            No Waiver. Failure of Landlord to declare any default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of such default, nor shall it constitute an estoppel against Landlord, but Landlord shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Failure by Landlord to enforce its rights with respect to any one default shall not constitute a waiver of its rights with respect to any subsequent default. Receipt by Landlord of Tenant’s keys to the Premises shall not constitute an acceptance of surrender of the Premises.

27.            Event of Bankruptcy. In addition to, and in no way limiting, the other remedies set forth herein Landlord and Tenant agree that if Tenant ever becomes the subject of a voluntary or involuntary bankruptcy, reorganization, composition, or other similar type proceeding under the federal bankruptcy laws, as now enacted or hereinafter amended, then:

 (a)            “Adequate protection” of Landlord’s interest in the Premises pursuant to the provisions of Section 361 and 363 (or their successor sections) of the Bankruptcy Code, 11 U.S.C. Paragraph 101, et seq. (such Bankruptcy Code as amended from time-to-time being herein referred to as the “Bankruptcy Code”), prior to assumption and/or assignment of the Lease by Tenant shall include, but not be limited to all (or any part) of the following:

 (i)           the continued payment by Tenant of the Base Rental and all other rent due and owing hereunder and the performance of all other covenants and obligations hereunder by Tenant;

 (ii)          the hiring of security guards to protect the Premises if Tenant abandons and/or ceases operations; such obligation of Tenant only to be effective so long as Tenant remains in possession and control of the Premises to the exclusion of Landlord;

 (iii)         the furnishing of an additional/new Security Deposit by Tenant in the amount of three (3) times the then-current monthly Base Rental and other rent payable hereunder.

 (b)           “Adequate assurance of future performance” by Tenant and/or any assignee of Tenant pursuant to Bankruptcy Code Section 365 will include (but not be limited to) payment of an additional/new Security Deposit in the amount of three (3) times the then-current Base Rental payable hereunder.

 (c)           Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed without further act or deed to have assumed all of the obligations of Tenant arising under this Lease on and after the effective date of such assignment. Any such assignee shall, upon demand by Landlord, execute and deliver to Landlord an instrument confirming such assumption of liability.

 (d)           Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of the Landlord under this Lease, whether or not expressly denominated as “rent”, shall constitute “rent” for the purposes of Section 502(b)(6) of the Bankruptcy Code.

 (e)           If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise to be delivered to Landlord (including Base Rentals and other rent hereunder), shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the bankruptcy estate of Tenant. Any and all monies or other considerations constituting Landlord’s property under the preceding sentence not paid or delivered to Landlord shall be held in trust by Tenant or Tenant’s bankruptcy estate for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.

 (f)            If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to the Tenant, then notice of such proposed offer/assignment, setting forth (i) the name and address of such person or entity; (ii) all of the terms and conditions of such offer, and (iii) the adequate assurance to be provided Landlord to assure such person’s or entity’s future performance under the Lease, shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assumption and assignment, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such persons or entity, less any brokerage commission which may be payable out of the consideration to be paid by such person for the assignment of this Lease.

 (g)           To the extent permitted by law, Landlord and Tenant agree that this Lease is a contract under which applicable law excuses Landlord from accepting performance from (or rendering performance to) any person or entity other than Tenant within the meaning of Sections 365(c) and 365(e)(2) of the Bankruptcy Code.

28.            Peaceful Enjoyment. Tenant shall, and may peacefully have, hold, and enjoy the Premises, subject to the other terms hereof, provided that Tenant pays the rent and other sums herein recited to be paid by Tenant and performs all of Tenant’s covenants and agreements herein contained. This covenant and any and all other covenants of Landlord shall be binding upon Landlord and its successors only with respect to breaches occurring during its or their respective periods of ownership of the Landlord’s interest hereunder.

29.            [Intentionally Deleted].

30.            Holding Over. In the event of holding over by Tenant after expiration or other termination of this Lease, or if Tenant continues to occupy the Premises after the termination of Tenant’s right of possession pursuant to Paragraph 24(b) hereof, Tenant shall become a Tenant at sufferance, throughout the entire holdover period, pay rent equal to one hundred fifty percent (150%) of the Base Rental which would have been applicable had the Lease Term continued through the period of such holding over by Tenant. No holding over by Tenant or payments of money by Tenant to Landlord after the expiration of the Lease Term shall be construed to extend the Lease Term or prevent Landlord from recovery of immediate possession of the Premises by summary proceedings or otherwise unless Landlord has sent written notice to Tenant that Landlord has elected to extend the term of the Lease. Tenant shall be liable to Landlord for all damage, including any consequential damage, which Landlord may suffer by reason of any holding over by Tenant and Tenant shall indemnify Landlord against any and all claims made by any other tenant or prospective tenant against Landlord for delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant; provided, however that Tenant shall only be required to so indemnify Landlord if, within the sixty (60) days prior to the expiration of this Lease, or at any time during any period of holding-over, Landlord sends Tenant written notice stating that Landlord has entered into a term sheet or new lease with a third-party tenant for all or a portion of the Premises.

31.            Subordination to Mortgage. This Lease is subject and subordinate to any deed of trust, encumbrance or mortgage now or hereafter in force against the Premises and/or the Project, or any portion thereof, including, without limitation, any renewals, modifications, refinancings and extensions thereof (each, a “Mortgage”), and to all advances made or to be made upon the security thereof; provided that, as a condition to such subordination, any holder of a Mortgage agrees that, for so long as Tenant is not in default beyond any applicable notice and cure periods, Tenant’s right to possession of the Premises shall not be disturbed. In the event that any Mortgage (or any designee thereof or any third party) acquires title to the Premises or Project pursuant to a foreclosure or other exercise of remedies under a Mortgage or by other transfer in lieu of foreclosure (a “Successor Owner”), Tenant shall (whether or not this Lease has been subordinated to such Mortgage), at the option of the Successor Owner, attorn to and recognize the Successor Owner as the “Landlord” under this Lease, provided that such Successor Owner shall not be (i) liable for any act or omission of any prior landlord or with respect to events occurring prior to its acquisition of ownership, (ii) subject to any offsets or defenses which Tenant might have against any prior landlord, (iii) bound by prepayment of more than one (1) month’s rent not actually received and designated as such by such Successor Owner, or (iii) liable for any security deposit not actually received by such Successor Owner. If requested by Landlord or any holder of a Mortgage (a “Mortgagee”), Tenant further agrees to execute, within ten (10) Business Days following written request therefor, a subordination, non-disturbance and attornment agreement on a commercially reasonable form requested by such Mortgagee, which agreement shall be consistent with the applicable terms of this Paragraph but may contain other mortgagee rights and protections that are customarily provided to mortgagees. Without limiting any other provisions of this Paragraph, any Mortgagee may unilaterally subordinate the lien of its Mortgage to this Lease, on such terms and subject to such conditions as such Mortgagee may deem appropriate in its discretion, by written notice to Tenant or by recording a written subordination agreement in the office real estate records of the County in which the Premises are located, in which case, this Lease shall be unaffected by a foreclosure of the subordinated Mortgage, notwithstanding the relative dates of the documentation or recordation thereof. Tenant agrees upon demand to execute such further commercially reasonable instruments subordinating this Lease or attorning to the holder of any such liens as Landlord may request; provided that such agreements provide that for so long as Tenant is not in default beyond any applicable notice and cure periods, Tenant’s right to possession of the Premises shall not be disturbed. If Tenant fails to execute any subordination or other agreement required by this Paragraph promptly as requested, Tenant hereby irrevocably constitutes Landlord as its attorney-in-fact to execute such instrument in Tenant’s name, place and stead, it being agreed that such power is one coupled with an interest in Landlord and is accordingly irrevocable. Tenant agrees that it will from time-to-time upon request by Landlord (but not more than once per calendar year, unless required in connection with Landlord’s sale or financing of the Building) execute and deliver to such persons as Landlord shall reasonably request a statement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which rent and other charges payable under this Lease have been paid, stating that, to its knowledge, Landlord is not in default hereunder (or if Tenant alleges a default stating the nature of such alleged default) and further stating such other factual matters as Landlord shall reasonably require.

32.            Estoppel Certificate. Tenant agrees periodically, but not more than once during a calendar year (unless required in connection with Landlord’s sale or financing of the Building), to furnish within ten (10) Business Days after so requested by Landlord, ground lessor or the holder of any deed of trust, mortgage or security agreement covering the Building, the Land, or any interest of Landlord therein, a certificate signed by Tenant certifying: (a) that this Lease is in full force and effect and unmodified (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications); (b) as to the Commencement Date and the date through which Base Rental and Tenant’s estimated additional rental have been paid; (c) that Tenant has accepted possession of the Premises and that any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant; (d) that except as stated in the certificate no Rent has been paid more than thirty (30) days in advance of its due date; (e) that the address for notices to be sent to Tenant is as set forth in this Lease (or has been changed by notice duly given and is as set forth in the certificate); (f) that except as stated in the certificate, Tenant, to its knowledge as of the date of such certificate, has no charge, lien, or claim of offset against Rent due or to become due; (g) that except as stated in the certificate and to Tenant’s knowledge, Landlord is not then in default under this Lease; (h) as to the amount of Rentable Area then occupied by Tenant; (i) that there are no renewal or extension options, purchase options, rights of first refusal or the like in favor of Tenant except as set forth in this Lease; (j) the amount and nature of accounts payable to Landlord under terms of this Lease; and (k) as to such other factual matters as may be reasonably requested by Landlord or ground lessor or the holder of any such deed of trust, mortgage or security agreement. Any such certificate may be relied upon by any ground lessor, prospective purchaser, secured party, mortgagee or any beneficiary under any mortgage, deed of trust on the Building or the Land or any part thereof or interest of Landlord therein. Tenant’s failure to deliver such estoppel certificate within such time shall be conclusive upon Tenant that: (a) this Lease is in full force and effect without modification, except as may be represented by Landlord; (b) there are no uncured defaults in Landlord’s or Tenant’s performance; and (c) not more than one (1) month’s rental has been paid in advance.

33.            Attorneys’ Fees. If, as a result of any breach or default in the performance of any of the provisions of this Lease, Landlord uses the services of an attorney to secure compliance with such provisions or recover damages therefor, or to enforce this Lease or evict Tenant, then Tenant shall reimburse Landlord on demand for any and all reasonable attorneys’ fees and expenses so incurred by Landlord. Notwithstanding the foregoing, in the event of any litigation or arbitration between the parties, the prevailing party shall be entitled to obtain, as part of the judgment or award, all reasonable attorneys’ fees, costs and expenses incurred in connection with such litigation or arbitration, except as may be limited by applicable law. Any such attorneys’ fees, costs and other expenses incurred by the prevailing party in enforcing a judgment in its favor under this Lease shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Lease and to survive and not be merged into any such judgment.

34.            Notice. Any notice in this Lease provided for must, unless otherwise expressly provided herein, be in writing, and may, unless otherwise in this Lease expressly provided, be given or be served by depositing the same in the United States mail, postage paid and certified with return receipt requested, or by nationally recognized overnight personal delivery service, or by facsimile transmission or by prepaid telegram, when appropriate, addressed to the party to be notified at the address stated in this Lease or such other address notice of which has been given to the other party or by delivering the same in person to such party or an officer or partner of such party. Notice deposited in the mail in the manner hereinabove described shall be effective as of the date it is so deposited. Notice by facsimile transmission shall be effective as of the time posted on the sender’s transmission sheet acknowledging completion of the transmission. Notice delivered in person or by overnight delivery service shall be effective upon receipt. Neither party hereto shall be required to send any notice, request, demand, consent, approval, or other communication required or permitted under this Lease to more than two (2) other addresses in addition to the Premises.

35.            Severability. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

36.            Recordation. Tenant agrees not to record this Lease or any memorandum hereof.

37.            Governing Law. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the State of California.

38.            Force Majeure. Whenever a period of time is herein prescribed for the taking of any action by either party (except with respect to the payment of rent by Tenant unless such force majeure event continues for a period longer than ninety (90) days), said party shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, epidemic, Pandemic (as defined herein), acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, or any other cause whatsoever beyond the control of the responsible party. The term “Pandemic” or “Pandemic Delay” shall mean delays resulting from any decree, order, ordinance, statute, moratorium, or other governmental action or proceeding relating to the COVID-19 outbreak which prohibits, restricts or materially delays (a) the review or processing by the City or any other applicable governmental authority or utility provider of plans or the issuance of permits or other approvals required by the applicable governmental authority or utility provider for the design and construction of improvements and installation of utilities required for the construction and/or occupancy of the Project and/or the Premises and/or inspections by any such governmental authorities or utility providers of any improvements constructed at, on or for the Project or the Premises, (b) the performance of construction work on, at or for the Project or the Premises, or (c) the delivery of materials or supplies required for such construction. The parties acknowledge and agree that as of the effective date of this Lease, a Pandemic Delay exists at the Project and the Premises as the result of an Order of the Health Officer of the County of Santa Clara, California, dated March 16, 2020, which is scheduled to remain in effect until April 7, 2020 (the “Shelter in Place Order”). The parties further acknowledge that the Shelter in Place Order may be extended, renewed or otherwise modified. Each party shall endeavor to provide the other party with written notice thereof within ten (10) Business Days after first obtaining actual knowledge of any force majeure delay or Pandemic Delay, as applicable.

39.            Time of Performance. Except as expressly otherwise herein provided, with respect to all required acts of Tenant, time is of the essence of this Lease.

40.            Transfers by Landlord. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Building and Property referred to herein, and in such event and upon such transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations.

41.            Commissions. The parties recognize that the broker(s) who negotiated this Lease are stated in the Basic Lease Information, and agree that Landlord shall be solely responsible for the payment of brokerage commissions to said broker(s). Each party represents and warrants to the other, that, to its knowledge, no other broker, agent or finder (a) negotiated or was instrumental in negotiating or consummating this Lease on its behalf, and (b) is or might be entitled to a commission or compensation in connection with this Lease. Any broker, agent or finder of Tenant whom Tenant has failed to disclose herein shall be paid by Tenant. Tenant shall indemnify, defend (by counsel reasonably approved in writing by Landlord) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys’ fees and court costs) resulting from any breach by Tenant of the foregoing representation, including, without limitation, any claims that may be asserted against Landlord by any broker, agent or finder undisclosed by Tenant herein. Landlord shall indemnify, defend (by counsel reasonably approved in writing by Tenant) and hold Tenant harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys’ fees and court costs) resulting from any breach by Landlord of the foregoing representation, including, without limitation, any claims that may be asserted against Tenant by any broker, agent or finder undisclosed by Landlord herein. The foregoing indemnities shall survive the expiration or earlier termination of this Lease.

42.            Joint and Several Liability. If there is more than one Tenant, or if the Tenant as such is comprised of more than one person or entity, the obligations hereunder imposed upon Tenant shall be joint and several obligations of all such parties.

43.            Authority. If either Landlord or Tenant is a corporation (including any form of professional association), partnership (general or limited), or other form of organization other than an individual, then each individual executing or attesting this Lease on its behalf hereby covenants, warrants and represents: (i) that such individual is duly authorized to execute or attest and deliver this Lease on its behalf in accordance with its organizational documents; (ii) that this Lease is binding upon it; (iii) it is duly organized and legally existing in the state of its organization, and is qualified to do business in the State of California; (iv) that upon request, Tenant will provide Landlord with true and correct copies of all organizational documents of Tenant, and any amendments thereto; and (v) that the execution and delivery of this Lease by it will not result in any breach of, or constitute a default under any mortgage, deed of trust, lease, loan, credit agreement, partnership agreement or other contract or instrument to which it is a party or by which it may be bound. If Tenant is a corporation, Tenant will, prior to the Commencement Date, deliver to Landlord a copy of a resolution of Tenant’s board of directors authorizing or ratifying the execution and delivery of this Lease.

44.            Financial Condition of Tenant. Tenant acknowledges that the financial capability of Tenant to perform its obligations hereunder is material to Landlord and that Landlord would not enter into this Lease but for its belief, based on its review of Tenant’s financial statements, that Tenant is capable of performing such financial obligations. Tenant hereby represents, warrants and certifies to Landlord that its financial statements are true and correct in all material respects as of the date of such statements.

45.            Effect of Delivery of This Lease. Landlord has delivered a copy of this Lease to Tenant for Tenant’s review only, and the delivery hereof does not constitute an offer to Tenant or option. This Lease shall not be effective until an original of this Lease executed by both Landlord and Tenant is delivered to and accepted by Landlord, and this Lease has been approved by Landlord’s mortgagee.

46.            Entire Agreement. This Lease Agreement, including all Exhibits referenced in the Basic Lease Information or attached hereto constitutes the entire agreement between the parties hereto with respect to the subject matter of this Lease. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease. All understandings and agreements heretofore had between the parties are merged in this Lease which alone fully and completely expresses the agreement of the parties, neither party relying upon any statement or representation not embodied in this Lease. Tenant agrees to keep the terms of this Lease confidential.

47.            No Presumption Against Drafting Party. Landlord and Tenant understand, agree and acknowledge that (i) this Lease has been freely negotiated by both parties; and (ii) in any controversy, dispute or contest over the meaning, interpretation, validity, or enforceability of this Lease or any of its terms or conditions, there shall not be inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

48.            [Intentionally Deleted].

49.            Warranty Waiver. EXCEPT AS EXPRESSLY SET FORTH IN THIS LEASE, LANDLORD, ITS OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, ATTORNEYS AND CONTRACTORS MAKE NO WARRANTY, EXPRESSED OR IMPLIED WITH RESPECT TO SUCH PROJECT OR THE PREMISES OR ITS CONDITION. NO WARRANTY OF MATERIALS, WORKMANSHIP OR APPLIANCES HAS BEEN MADE OR IS EXPRESSED OR IMPLIED BY THIS LEASE. LANDLORD, ITS OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, ATTORNEYS AND CONTRACTORS EXPRESSLY DISCLAIM AND TENANT EXPRESSLY WAIVES ANY WARRANTY OF HABITABILITY, GOOD AND WORKMANLIKE CONSTRUCTION, SUITABILITY, OR DESIGN OR FITNESS FOR A PARTICULAR PURPOSE AND EXPRESSLY DISCLAIM AND TENANT EXPRESSLY WAIVES ANY WARRANTY AS TO THE ENVIRONMENTAL CONDITIONS OF SUCH PROJECT OR PREMISES AND THE PRESENCE OR CONTAMINATION BY HAZARDOUS SUBSTANCES. EXCEPT AS EXPRESSLY SET FORTH IN THIS LEASE, TENANT IS NOT RELYING ON ANY REPRESENTATIONS BY LANDLORD OR LANDLORD’S OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, ATTORNEYS AND CONTRACTORS. TENANT EXPRESSLY WAIVES, TO THE EXTENT ALLOWED BY LAW, ANY CLAIMS UNDER FEDERAL, STATE OR OTHER LAW THAT TENANT MIGHT OTHERWISE HAVE AGAINST LANDLORD RELATING TO THE CONDITION OF SUCH PROJECT OR PREMISES OR THE IMPROVEMENT OR PERSONAL PROPERTY LOCATED THEREON OR THE PRESENCE IN OR CONTAMINATION OF THE PROJECT OR THE PREMISES BY HAZARDOUS SUBSTANCES, EXCEPT AS EXPRESSLY SET FORTH IN THIS LEASE.

50.            Common Areas. During the Lease Term, Tenant shall have the nonexclusive right to use the Common Areas of the Building in common with Landlord and all persons, firms and corporations conducting business in the Building and their respective customers, guests, licensees, invitees (including patients and clients), subtenants, employees and agents, subject to the terms of this Lease, the rules and regulations referenced in Paragraph 4 above and all covenants, conditions and restrictions now or hereafter affecting the Building.

51.            Landlord’s Reservation of Rights. Provided Tenant’s use and enjoyment of and access to the Premises and parking to be provided to Tenant under this Lease are not interfered within an unreasonable manner, Landlord reserves for itself, without liability to Tenant, the right from time to time to: (i) change the name of the Building; (ii) designate all sources furnishing sign painting or lettering; (iii) grant to anyone the exclusive right to conduct any particular business or undertaking in the Premises; (iv) install, use, maintain, repair, replace and relocate pipes, ducts, conduits, wires and appurtenant meters and equipment above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas of the Building; (v) make changes to the Building and all appurtenant areas, including, without limitation, to the design and layout of the driveways, entrances, loading and unloading areas, direction of traffic, landscaped areas and walkways, parking spaces and parking areas and other improvements appurtenant to the Building; and (vi) use or close temporarily the Common Areas, and/or other areas appurtenant to the Building while engaged in making improvements, repairs or alterations to the Building, the Common Areas, or any portion thereof.

52.            No Light, Air or View Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. Under no circumstances whatsoever at any time during the Lease Term shall any temporary darkening of any windows of the Premises or any temporary obstruction of the light or view therefrom by reason of any repairs, improvements, maintenance or cleaning in or about the Project, or any diminution, impairment or obstruction (whether partial or total) of light, air or view by any structure which may be erected on any land comprising a part of, or located adjacent to or otherwise in the path of light, air or view to, the Project, in any way impose any liability upon Landlord or in any way reduce or diminish Tenant’s obligations under this Lease.

53.            Prohibited Persons; Foreign Corrupt Practices Act and Anti-Money Laundering. Neither Tenant nor any of its affiliates, nor any of their respective members, partners or other equity holders, and none of their respective officers, directors or managers is, nor prior to or during the Lease Term, will become a person or entity with whom U.S. persons or entities are restricted from doing business under (a) the Patriot Act (as defined below), (b) any other requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) (including any “blocked” person or entity listed in the Annex to Executive Order Nos. 12947, 13099 and 13224 and any modifications thereto or thereof or any other person or entity named on OFAC’s Specially Designated Blocked Persons List) or (c) any other U.S. statute, Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism) or other governmental action (collectively. “Prohibited Persons”). Prior to and during the Lease Term, Tenant, and to Tenant’s knowledge, its employees and any person acting on its behalf have at all times fully complied with, and are currently in full compliance with, the Foreign Corrupt Practices Act of 1977 and any other applicable anti-bribery or anti-corruption laws. Tenant is not entering into this Lease, directly or indirectly, in violation of any laws relating to drug trafficking, money laundering or predicate crimes to money laundering. As used herein, “Patriot Act” shall mean the USA Patriot Act of 2001, 107 Public Law 56 (October 26, 2001) and all other statutes, orders, rules and regulations of the U.S. government and its various executive departments, agencies and offices interpreting and implementing the Patriot Act.

54.            Option Terms.

 (a)           Option Right. Landlord hereby grants the Original Tenant one (1) option to extend the Lease Term for a period of five (5) years (the “Option Term”), which option shall be exercisable only by written notice delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of such notice, Tenant is not in default under this Lease and Tenant has not previously been in default beyond all applicable notice and cure periods under this Lease more than once. Upon the proper exercise of such option to extend, the Lease Term, as it applies to the Premises, shall be extended for a period of five (5) years. The rights contained in this Paragraph 54 shall be personal to the Original Tenant and any Permitted Transferee and may only be exercised by the Original Tenant or any Permitted Transferee (and not any assignee, sublessee or other transferee of the Original Tenant’s interest in this Lease other than a Permitted Transferee) if the Original Tenant or a Permitted Transferee occupies the entire then existing Premises.

 (b)            Option Rent. The rent payable by Tenant during the Option Term (the “Option Rent”) shall be equal to ninety-five percent (95%) of the Market Rent. For purposes of this Section 54 and Section 55 below, the “Market Rent”, shall mean the rent, including all escalations, at which tenants, as of the commencement of the Option Term (or the commencement of Tenant’s lease of the First Offer Space, as applicable), are leasing non-sublease, non-encumbered, non-equity space comparable in location and quality to the Premises (or to the First Offer Space, as applicable) for a term of five (5) years (or the length of the term of Tenant’s lease of the First Offer Space, as applicable) to tenants of comparable credit-worthiness, for comparable space, for a comparable use, which comparable space is located in the Building or in “Comparable Buildings” (defined below) (collectively, the “Comparable Transactions”), taking into consideration only the following concessions (collectively, the “Rent Concessions”): (a) rental abatement concessions, if any, being granted such tenants in connection with such comparable space, and (b) tenant improvements or allowances provided or to be provided for such comparable space, taking into account, and deducting the value of, the existing improvements in the Premises (or the First Offer Space, as applicable), such value to be based upon the age, quality and layout of the improvements and the extent to which the same could be utilized by Tenant based upon the fact that the precise tenant improvements existing in the Premises (or the First Offer Space, as applicable) are specifically suitable to Tenant, and (c) other reasonable monetary concessions being granted such tenants in connection with such comparable space. For the purposes of this Lease, “Comparable Buildings” shall be deemed to refer to Class B office Buildings located in Santa Clara, California.

(c)            Exercise of Option. The option contained in this Paragraph 54 shall be exercised by Tenant, if at all, and only in the following manner: (i) Tenant shall deliver written notice to Landlord, accompanied with Tenant’s month recent financial reports (the “Option Notice”) not more than twelve (12) months nor less than nine (9) months prior to the expiration of the initial Lease Term, stating that Tenant is interested in exercising its option; (ii) Landlord, after receipt of Tenant’s notice, shall deliver notice (the “Option Rent Notice”) to Tenant not less than thirty (30) days after receipt of Tenant’s Option Notice, which Option Rent Notice shall set forth the Option Rent; and (iii) if Tenant wishes to exercise such option, Tenant shall, on or before the date occurring thirty (30) days after Tenant’s receipt of the Option Rent Notice, exercise the option by delivering written notice thereof to Landlord. If Tenant wishes to exercise the option but does not agree with the Option Rent, then Tenant shall so notify Landlord and Landlord and Tenant shall for an additional thirty (30) days thereafter attempt in good faith to agree on the Market Rent of the Premises for the Option Term. If Landlord and Tenant are unable to agree on the Market Rent for the Option Term within said thirty (30) day period, then within ten (10) days after the expiration of said thirty (30) day period, either Landlord or Tenant may refer the matter to arbitration as provided for in this Paragraph 54 (c). The determination of the arbitrator(s) shall be limited to the sole issue of whether Landlord’s or Tenant’s submitted Market Rent value is the closest to the actual Market Rent as determined by the arbitrator(s). The arbitrator(s) must be a licensed real estate broker(s) who has/have been active in the leasing of commercial properties in the Santa Clara, California area over the five (5) year period ending on the date of his/her/their appointment as arbitrator(s). Within thirty (30) days after the date either Landlord or Tenant has referred to arbitration the determination of Market Rent of the Premises (the “Arbitration Referral Date”), Landlord and Tenant shall each (i) appoint one arbitrator and notify the other party of the arbitrator’s name and business address, and (ii) notify the other party of their determination of Market Rent. If each party timely appoints an arbitrator, the two (2) arbitrators shall, within fifteen (15) days after the appointment of the second arbitrator, agree on and appoint a third arbitrator (who shall be qualified under the same criteria set forth above for qualification of the initial two (2) arbitrators) and provide notice to Landlord and Tenant of the arbitrator’s name and business address. Within thirty (30) days after the appointment of the third arbitrator, the three (3) arbitrators shall decide whether the parties will use Landlord’s or Tenant’s submitted Market Rent and shall notify Landlord and Tenant of their decision. The decision of the majority of the three (3) arbitrators shall be binding on Landlord and Tenant. If either Landlord or Tenant fails to appoint an arbitrator within thirty (30) days after the Arbitration Referral Date, the arbitrator timely appointed by one of them shall reach a decision and notify Landlord and Tenant of that decision within thirty (30) days after the arbitrator’s appointment. The arbitrator’s decision shall be binding on Landlord and Tenant. If each party appoints an arbitrator in a timely manner, but the two (2) arbitrators fail to agree on and appoint a third arbitrator within the required period, the arbitrators shall be dismissed without delay and the issue of Market Rent shall be submitted to binding arbitration under the commercial arbitration rules of the American Arbitration Association (“AAA”), provided that in the event of any inconsistency between such arbitration rules and the terms and conditions of this Paragraph 54 (c), the terms and conditions of this Paragraph 54 (c) shall govern; and provided, further however, that the sole function of the AAA arbitrator shall be to select either Landlord’s or Tenant’s submitted Market Rent. If Landlord and Tenant each fail to appoint an arbitrator in a timely manner, the matter to be decided shall be submitted without delay to binding arbitration under the commercial arbitration rules of the American Arbitration Association, subject to the provisions of this Paragraph 54 (c). If only one of the parties has given notice of its determination of Market Rent within thirty (30) days after the Arbitration Referral Date, then such determination shall be the Market Rent for the Premises for the Option Term. If Landlord and Tenant both fail to give notice of their determination of Market Rent within thirty (30) days after the Arbitration Referral Date, the determination of Market Rent shall be submitted without delay to binding arbitration under the commercial arbitration rules of the American Arbitration Association, subject to the provisions of this Paragraph 54 (c), and provided, further however, that the sole function of the AAA arbitrator shall be to select either Landlord’s or Tenant’s submitted Market Rent. Each party shall pay the costs and expenses of its arbitrator and split the costs and expenses of the neutral arbitrator, but if the matter is submitted to AAA, the cost of tsuch arbitration as provided for in this Paragraph 54 (c) shall be paid by the losing party.

(d)            Early Termination; Redevelopment. Notwithstanding anything to the contrary contained herein, in the event Landlord has obtained an entitlement to redevelop the Project from the City of Santa Clara, California and received a permit to commence construction on the new project during the Option Term, Landlord may terminate this Lease by delivering a written notice to Tenant (“Landlord’s Termination Notice”) not less than twelve (12) months prior to the proposed termination date (the “Early Termination Date”), provided that (i) if the Early Termination Date shall be prior to the expiration of the first thirty (30) months of the Option Term, the last four (4) months’ Base Rental prior to the Early Termination Date shall be abated, and (ii) if the Early Termination Date shall be after the first thirty (30) months of the Option Term, the last two (2) months’ Base Rental prior to the Early Termination Date shall be abated. In no event shall the Landlord deliver the Landlord’s Termination Notice to Tenant during the initial Term of the Lease. In the event that Landlord terminates this Lease pursuant to the terms of this Paragraph 54(d), this Lease shall automatically terminate and be of no further force or effect and Landlord and Tenant shall be relieved of their respective obligations under this Lease as of the Early Termination Date, except those obligations set forth in this Lease which relate to the term of Tenant’s lease of the Premises and/or that specifically survive the expiration or earlier termination of this Lease including, without limitation, the payment by Tenant of all amounts owed by Tenant under this Lease up to and including the Early Termination Date.

55.           Right of First Offer. Landlord hereby grants to Original Tenant an ongoing right of first offer during the initial Lease Term with respect to the all other space in the Building (the “First Offer Space”). Notwithstanding the foregoing, with respect to space that is vacant as of the date of the full execution and delivery of this Lease by Landlord and Tenant, such first offer right of Tenant shall commence only following the expiration or earlier termination of the next leases entered into by Landlord after the date hereof for such space (including any renewal of any such lease, irrespective of whether any such renewal is initially set forth in any such lease or is subsequently granted or agreed upon, and regardless of whether such renewal is consummated pursuant to a lease amendment or a new lease). In addition, such right of first offer shall be subordinate to all rights of other tenants of the Project, which rights relate to the First Offer Space and are set forth in (i) leases of space in the Project existing as of the date hereof or entered into prior to the Commencement Date, (ii) a lease with a tenant occupying at least fifty percent (50%) of the rental square footage in the building located at 5200 Great America Parkway (even if entered into after the date hereof), and (iii) an interim lease (“Interim Lease”) with a third party with respect to such space (i.e., the space set forth in the First Offer Notice), following Tenant’s failure to exercise its right to lease all or any portion of the applicable First Offer Space after receipt of a “First Offer Notice,” as that term is defined below, in each instance including, without limitation, any expansion, first offer, first negotiation and other rights, regardless of whether such rights are executed strictly in accordance with their respective terms or pursuant to a lease amendment or a new lease. All tenants that lease First Offer Space in accordance with the terms of this Section 55 and all tenants in the Project with rights with respect to the First Offer Space, are collectively referred to as the “Superior Right Holders”. Within thirty (30) days of the Effective Date and from time to time thereafter as the same may be updated, Landlord shall provide Tenant with a list of all Superior Right Holders in the Building. Tenant’s right of first offer shall be on the terms and conditions set forth in this Section 55.

(a)            Procedure for Offer. Subject to the terms of this Section 55, Landlord shall notify Tenant (the “First Offer Notice”) from time to time when the First Offer Space or any portion thereof becomes available for lease to third parties, provided that no Superior Right Holder wishes to lease such space. Pursuant to such First Offer Notice, Landlord shall offer to lease to Tenant the then available First Offer Space. The First Offer Notice shall describe the space so offered to Tenant and shall set forth the “First Offer Rent,” as that term is defined in Section 55(c) below, and the other economic terms upon which Landlord is willing to lease such space to Tenant. In no event shall Landlord have the obligation to deliver a First Offer Notice (and Tenant have no right to exercise its right under this Section 55) to the extent that the “First Offer Commencement Date,” as that term is defined in Section 55(e), below, is anticipated by Landlord to occur during the last two (2) years of the initial Lease Term.

(b)            Procedure for Acceptance. If Tenant wishes to exercise Tenants right of first offer with respect to the space described in the First Offer Notice, then within ten (10) Business Days of delivery of the First Offer Notice to Tenant (“Tenant’s Exercise Period”), Tenant shall deliver notice to Landlord of Tenant’s election to exercise its right of first offer with respect to the entire space described in the First Offer Notice on the terms contained in such notice. If Tenant does not so notify Landlord within Tenant’s Exercise Period, then Landlord shall be free to lease the space described in the First Offer Notice to anyone to whom Landlord desires on any terms Landlord desires; provided, however, that if Landlord subsequently offers the First Offer Space to a third party with a net economic rent that is ninety percent (90%) or less than that offer in the First Offer Notice, Landlord will again re-offer such First Offer Space to Tenant upon the terms and conditions of this Section 55. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of first offer, if at all, with respect to all of the space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof.

(c)            First Offer Space Rent. The rent payable with respect to any First Offer Space (the “First Offer Rent”) shall be equal to the Market Rent for the First Offer Space, as of the First Offer Commencement Date.

(d)            Construction In First Offer Space. Tenant shall take the First Offer Space in its “as is” condition, and the construction of improvements in the First Offer Space shall comply with the terms of Paragraph 10 of this Lease.

(e)            Amendment to Lease. If Tenant timely exercises Tenant’s right to lease the First Offer Space as set forth herein, Landlord and Tenant shall within ninety (90) days thereafter execute an amendment to this Lease (the “First Offer Amendment”) for such First Offer Space, upon the terms and conditions as set forth in the First Offer Notice and this Section 55. Notwithstanding the foregoing, an otherwise valid exercise of Tenants right of first offer shall be of full force and effect irrespective of whether such an amendment is timely signed by Landlord and Tenant. The rentable square footage of any First Offer Space leased by Tenant shall be calculated by Landlord using Landlord’s then current measurement standards for the Building. Tenant shall commence payment of rent for the First Offer Space, and the term of the First Offer Space shall commence upon the date of delivery of the First Offer Space to Tenant (the “First Offer Commencement Date”). Tenant’s lease of the First Offer Space shall terminate concurrently with the lease of the remainder of the Premises.

(f)            Termination of Right of First Offer. Tenant’s rights under this Section 55 shall be personal to the Original Tenant and any Permitted Transferee and may only be exercised by the Original Tenant or a Permitted Transferee (and not any assignee, sublessee or other transferee of the Original Tenants interest in this Lease other than a Permitted Transferee) if the Original Tenant or a Permitted Transferee occupies the entire Premises. The right of first offer granted herein shall terminate as to any space described in a First Offer Notice upon the failure by Tenant to exercise its right of first offer with respect to such space as offered by Landlord except as expressly provided in Section 55(b) above and shall in any event terminate upon the expiration of the initial Lease Term. Tenant shall not have the right to lease First Offer Space, as provided in this Section 55 if, as of the date of the attempted exercise of any right of first offer by Tenant, or, at Landlord’s option, as of the scheduled date of delivery of such First Offer Space to Tenant, Tenant is in Default under this Lease or Tenant has previously been in Default under this Lease more than once in any twelve (12) month period.

[Signature Page Follows.]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in multiple original counterparts as of the day and year first above written.

“Landlord”	GA PARKWAY PROPERTY, LLC,
a Delaware limited liability company

By:	/s/Shuoyuan Wang
Name:	Shuoyuan Wang
Title:	President

“Tenant”	ACHRONIX SEMICONDUCTOR CORPORATION,
a Delaware corporation

By:	/s/ Robert Blake
Name:	Robert Blake
Title:	CEO

By:	/s/ Howard Brodsky
Name:	Howard Brodsky
Title:	CFO

SITE PLAN

EXHIBIT “A”

OUTLINE AND LOCATION OF PREMISES

EXHIBIT “B”

PAYMENT OF EXCESS BASIC COSTS, TAXES,

INSURANCE COSTS, AND UTILITIES COSTS

I.	PAYMENT OF EXCESS BASIC COSTS

In addition to Base Rental payable hereunder, Tenant shall pay Tenant’s Pro Rata Share of actual Basic Costs in excess of Basic Costs for the Base Year in accordance with the following provisions:

1.            Tenant’s Base Rental is based, in part, upon the Base Year specified in the Basic Lease Information. Notwithstanding any language in the Lease to the contrary, if the Project is not fully occupied during any calendar year (including the Base Year) of the Lease Term, actual Basic Costs and the Excess for purposes of this Exhibit “C” shall be determined as if the Project had been at least 95% occupied during such year. Notwithstanding anything to the contrary in the Lease, for the purpose of calculating actual Basic Costs and the Excess, Project shall mean the Building and the Parking Area and all improvements related thereto and all walkways, landscaping, amenities, and other common areas. Tenant shall, during the Lease Term, pay as an adjustment to Base Rental hereunder, an amount equal to the excess (“Excess Basic Costs”), if any, from time-to-time of Basic Costs per square foot per year for the Rentable Area in the Building over the Basic Costs for the Base Year; provided that in no event shall such Excess Basic Costs exceed 5 percent (5%) per year, on a non-cumulative basis. Prior to January 1 of each calendar year during Tenant’s occupancy or as soon thereafter as practical, Landlord shall make a good faith estimate of the Excess for each upcoming calendar year and, upon prior written notice to Tenant, may require the monthly payment of Base Rental to be adjusted in accordance with such estimate. Landlord shall have the right from time-to-time, but no more than twice during any such calendar year to revise the estimate of the Excess for such year and provide Tenant with a revised statement therefor, and thereafter the amount Tenant shall pay each month shall be based upon such revised estimate. Any amounts paid based on any estimate shall be subject to adjustment pursuant to Paragraph 2 below when actual Basic Costs are available for such calendar year.

2.            As soon as is practical following the end of each calendar year during Tenant’s occupancy Landlord shall furnish to Tenant a statement of Landlord’s actual Basic Costs for the previous calendar year. If for any calendar year additional Base Rental collected for the prior year, as a result of Landlord’s estimate of Basic Costs, is in excess of the additional Base Rental actually due during such prior year, then Landlord shall refund to Tenant any overpayment (or at Landlord’s option, apply such amount against rentals due or to become due hereunder). Likewise, Tenant shall pay to Landlord, on demand, any underpayment with respect to the prior year whether or not the Lease has terminated prior to receipt by Tenant of a statement for such underpayment; provided that Tenant shall not have any obligation to pay an Excess with respect to Basic Costs first shown on a statement delivered more than eighteen (18) months following the expiration or sooner termination of this Lease.

3.            Provided that Tenant is not then in default (after the expiration of applicable notice and cure periods), Tenant shall have the right, once each calendar year, to review supporting data for Landlord’s statement. Tenant shall, within nine (90) days after any such Landlord’s statement is delivered, deliver a written notice to Landlord specifying that Tenant requests a review of records and data for such statement. Tenant agrees that any review of Landlord’s records and data shall be at the sole expense of Tenant and at no cost to Landlord. Tenant acknowledges and agrees that any records reviewed constitute confidential information of Landlord, which shall not be disclosed to anyone other than the accountants performing the review and the principals and legal counsel of Tenant who receive the results of the review. If Tenant’s audit shows an under or overpayment of Excess, the parties shall promptly reconcile such amounts by payment or credit to rent next coming due. If Tenant’s audit determines that Basic Costs have been overstated by more than five percent (5%), then Landlord shall reimburse Tenant for the reasonable out-of-pocket costs of such audit.

EXHIBIT “C”

4.            Basic Costs shall mean all commercially reasonable costs, expenses and disbursements of every kind (subject to the limitations set forth below) which Landlord incurs, pays or becomes obligated to pay in connection with the ownership, leasing, operation, repair, control of access and maintenance of the Project. Basic Costs shall be computed on an accrual basis and shall be determined in accordance with generally accepted real estate accounting practices, as more fully described in this section, which shall be consistently applied. Basic Costs shall consist of all costs and expenses incurred by Landlord to maintain the Project, including, but not limited to, the following:

(g)            All labor costs for Landlord’s employees below the level of project manager or project engineer performing services required or utilized in connection with the operation, repair and maintenance of and control of access to the Project, including but not limited to amounts incurred for professional training, wages, salaries and other compensation for services, payroll, social security, unemployment and other similar taxes, worker’s compensation insurance, disability benefits, pensions, hospitalization and retirement plans, and group insurance.

(h)            All management fees (not to exceed five percent (5%) of rent), a fair and equitable allocation of all related and direct costs of maintaining and operating a management office for the Project, and all fees for legal and accounting services incurred for the general benefit of tenants in the Project.

(i)            All rental and/or purchase costs of materials, supplies, hand tools and equipment used in the operation, repair, replacement and maintenance and the control of access to the Project.

(j)            All amounts charged to Landlord by contractors and/or suppliers for services, materials, equipment and supplies furnished in connection with the operation, repair, maintenance, replacement of and control of access to any part of the Building, the plazas, the garage, and the sidewalks adjoining the Building, if any, or the Project generally, and the heating, air conditioning, ventilating, plumbing, electrical, elevator and other systems of the Building and the garage.

(k)            Cost of all maintenance service agreements for equipment, alarm service, access control, elevator service, window cleaning, drapery or mini-blind cleaning, janitorial services, metal refinishing, pest control, uniform supply, landscaping, and parking equipment.

EXHIBIT “C”

(l)            Cost of all other repairs, replacements and general maintenance of the Project neither specified above nor directly billed to tenants, including cost of maintaining all interior common areas including lobbies, multi-tenant hallways, restrooms and service areas.

(m)            Amortization of all capital improvements or repairs made to the Project subsequent to the Commencement Date, which are primarily for the purpose of reducing Basic Costs, improving building security, improving life safety, improving the operating efficiency of the Project, or complying with any laws, rules, orders or regulations of any governmental authority (or any changes thereto) first enacted after the date of this Lease. At Landlord’s sole election, these costs shall be amortized over the useful economic life of such improvements as reasonably determined by Landlord pursuant to generally accepted accounting principles, without regard to the period over which such improvements may be depreciated for federal income tax purposes, or shall be amortized up to the extent that the capital improvements reduce Basic Costs for that year.

(n)            Operating costs of the Exterior Common Areas. “Exterior Common Areas” shall mean those areas of the Project which are not located within the Building but in its immediate proximity and which are provided and maintained for the common use and benefit of Landlord and tenants of the Building generally and the employees, invitees and licensees of Landlord and such tenants, including, without limitation, sidewalks and landscapes, and costs of repairing, resurfacing and striping of the parking areas of the Project.

(o)            Cost of tenant activities, including seasonal decorations and events, tenant information seminars, and other slated costs designed to enhance the overall work environment of the Project or tenancy as a whole.

Basic Costs shall not include Taxes, Insurance Costs, Utilities Costs, repairs and general maintenance paid from proceeds of insurance or by a tenant or other third-parties, and alterations attributable solely to individual tenants of the Project. Further, Basic Costs shall not include the cost of capital improvements (except as above set forth); depreciation; interest; lease commissions; advertising and marketing costs; costs of abatement or mediation of Hazardous Substances brought upon, stored, used or disposed of in or about the Building by Landlord or other third parties, including any other tenants occupying the Building; costs of services furnished to some tenants of the underlying property and/or the Building which are not furnished to Tenant; legal fees associated with disputes with other tenants in the Building or other third parties; Landlord’s general overhead expenses not related to the Building; rental on ground leases or other underlying leases and the costs of providing the same; charitable or political contributions; costs or expenses associated with financing, refinancing or transferring the Project or Building or any interest therein; and principal payments on mortgage and other non-operating debts of Landlord. Capital improvements include, but are not limited to:

(1)            Costs incurred in connection with the original construction of the Project or with any major changes to same, including, but not limited to, additions or deletions of corridor extensions, renovations and improvements of the common areas beyond the costs caused by normal wear and tear, and upgrades or replacement of major Project systems; and

EXHIBIT “C”

(2)            Costs incurred in renovating or otherwise improving, designing, redesigning, decorating or redecorating space for tenants or other occupants in the Project or other space leased or held for lease in the Project.

II.	PAYMENT OF EXCESS TAXES

In addition to Base Rental payable hereunder, Tenant shall pay Tenant’s Pro Rata Share of all “Taxes” (as that term is define below) in excess of Taxes for the Base Year (“Excess Taxes”), provided that in no event shall such Excess Taxes exceed five percent (5%) per year, on a non-cumulative basis. As used herein, “Taxes” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, including, without limitation, (i) all real estate taxes and assessments or impositions on the Project or the Premises, and taxes and assessments levied in substitution or supplementing in whole or in part such taxes, (ii) all personal property taxes for the Building’s personal property, including license expenses, (iii) all franchise fees, (iv) all taxes imposed on services of Landlord’s agents and employees, (v) leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, (vi) all professional fees associated with the monitoring, contest and/or payment of Taxes and (vii) all other taxes, fees or assessments now or hereafter levied by any governmental authority on the Project or its contents or on the operation and use thereof (except as related to specific tenants), but excluding income taxes. Notwithstanding the foregoing, Taxes shall not include and Tenant shall not be liable for payment of any of the following: (a) any tax, levy, assessment, charge or surcharge resulting from the contamination of the Building or underlying real property by Hazardous Substances unless caused by or attributable to the acts or omissions of Tenant or Tenant’s agents, representatives, employees, consultants or contractors, (b) interest or penalties for Landlord’s late payment or Landlord’s failure to pay any real property taxes or by reason of Landlord’s late filing of any required governmental report; (c) documentary transfer taxes payable in connection with any sale or other transfer of any interest of Landlord in the Building, or (d) any amounts paid by Tenant to Landlord under any other provision of this Lease. Landlord shall estimate Excess Taxes in the manner set forth above in Article I of this Exhibit “C” for Excess Basic Costs and Tenant shall pay such estimated amounts accordingly on a monthly basis. Excess Taxes shall also be reconciled annually in the manner provided in Paragraphs 2 and 3 of Article I for Basic Costs.

III.	PAYMENT OF EXCESS INSURANCE COSTS

In addition to Base Rental payable hereunder, Tenant shall pay Tenant’s Pro Rata Share of all actual premiums and deductible costs paid by Landlord associated with fire and extended coverage insurance, earthquake and extended coverage insurance, liability and extended coverage insurance, rental loss insurance, and other insurance customarily carried from time-to-time by Landlord and lessors of comparable office buildings, or required to be carried by Landlord under this Lease (“Insurance Costs”) in excess of Insurance Costs for the Base Year (“Excess Insurance Costs”), provided that in no event shall such Excess Insurance Costs exceed five percent (5%) per year, on a non-cumulative basis. Landlord shall estimate Excess Insurance Costs in the manner set forth above in Article I of this Exhibit “C” for Excess Basic Costs and Tenant shall pay such estimated amounts accordingly on a monthly basis. Excess Insurance Costs shall also be reconciled annually in the manner provided in Paragraphs 2 and 3 of Article I for Basic Costs.

EXHIBIT “C”

IV.	PAYMENT OF EXCESS UTILITIES COSTS

In addition to Base Rental payable hereunder, Tenant shall pay Tenant’s Pro Rata Share of all actual charges for all utilities for the Building and Common Areas, including but not limited to water, sewer and electricity, and the costs of heating, ventilating and air conditioning and other utilities (but excluding those charges for which tenants are individually responsible), utilities surcharges and similar fees and assessments (collectively “Utilities Costs”) in excess of Utilities Costs for the Base Year (“Excess Utilities Costs”), provided that in no event shall such Excess Utilities Costs exceed five percent (5%) per year, on a non-cumulative basis. Landlord shall estimate Excess Utilities Costs in the manner set forth above in Article I of this Exhibit “C” for Excess Basic Costs and Tenant shall pay such estimated amounts accordingly on a monthly basis. Excess Utilities Costs shall also be reconciled annually in the manner provided in Paragraphs 2 and 3 of Article I for Basic Costs.

EXHIBIT “C”

EXHIBIT D – TENANT IMPROVEMENTS CONSTRUCTION

This Exhibit sets forth the terms and conditions relating to construction of the initial tenant improvements in the Premises. All references in this Exhibit to capitalized terms or “this Lease” shall mean the relevant portion of the lease to which this Exhibit is attached and of which this Exhibit forms a part.

1.            Definitions.

a.            “Allowance” shall mean a one-time tenant improvement allowance in the amount set forth on the Basic Lease Information.

b.            “Approved Working Drawings” shall have the meaning set forth in Exhibit D-1.

c.            “Tenant Improvements” shall mean the improvements to the Premises as approved by Landlord in accordance with Exhibit D-1.

d.            “Total Construction Costs” shall mean the entire cost of constructing the Tenant Improvements, including space planning and preparation of the Approved Working Drawings, permit costs, labor and materials, electrical and other utility usage during construction, additional janitorial services, trash removal, general tenant signage, related taxes and insurance costs, the fees of any construction managers and the Landlord Supervision Fee set forth in the Basic Lease Information, as the same may increase as a result of any change orders. Total Construction Costs shall also include costs of furniture, fixtures and equipment, inventory, low voltage wiring, cabling, and audio/visual equipment and installations.

2.            Allowance.

a.            Tenant must request the Allowance and satisfy all conditions set forth in Section 2(d) below on or before June 30, 2021 or the Allowance (or any unused portion thereof) shall be deemed forfeited with no further obligation by Landlord with respect thereto, as such date may be extended pursuant to Section 38 of the Lease. All Tenant Improvements for which the Allowance has been made available shall be deemed Landlord’s property. Tenant shall not be entitled to use any portion of the Allowance for anything other than Total Construction Costs.

b.            In no event shall Landlord be obligated to make disbursements with respect to the Tenant Improvements in an amount that exceeds the Allowance, and in no event shall Tenant be entitled to any excess, credit, deduction or offset against Base Rental or any other rents for any unused portion of the Allowance. The Allowance shall not be disbursed to Tenant, but shall be applied by Landlord to the payment of the Total Construction Costs, if, as, and when the cost of the Tenant Improvements is actually incurred as set forth below.

c.            Landlord shall disburse the Allowance Tenant within twenty (20) days of receipt by Landlord of lien waivers and a final certificate of occupancy for the Premises. It shall be a condition to the obligation of Landlord to make such disbursements that Tenant shall have provided Landlord with appropriate requests for payment, invoices, contractors’ affidavits and sworn statements, contractors’ and subcontractors’ lien waivers, and other documents as may be reasonably required (i) by Landlord to demonstrate the correctness of the amount requested by Tenant; and (ii) to satisfy any other conditions (including, without limitation, that Tenant demonstrate that it has sufficient funds in addition to the Allowance to complete the work) as may be reasonably imposed by Landlord. It shall be a condition of the disbursement of the Allowance that Tenant establishes that all costs for the work have been paid in full, except for the costs to be covered by such disbursement.

EXHIBIT “D”

3.            Miscellaneous.

a.            Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until Landlord approves the document.

4.            Compliance with Laws. Tenant shall construct the Tenant Improvements in compliance with all applicable laws (including the ADA and Title 24), including performing any alterations to other portions of the Building or Project as required by applicable law to complete Tenant Improvements, and all costs incurred for such compliance work shall be included in the Total Construction Costs.

EXHIBIT “D”

EXHIBIT D-1 — TENANT IMPROVEMENT WORK

1.            Approval of Tenant Improvements; Preparation of Working Drawings.

a.            Landlord’s approval of the Tenant Improvements shall not be unreasonably withheld, conditioned or delayed.

b.            To the extent the same is required as reasonably determined by Landlord or under applicable laws, Tenant shall retain an architect/space planner approved by Landlord (“Architect”) to prepare the construction drawings for the Tenant Improvements. To the extent the same is required as reasonably determined by Landlord or under applicable laws, Tenant shall retain the engineering consultant designated by Landlord (“Engineer”) to prepare all plans and engineering working drawings related to the structural, mechanical, electrical, plumbing, HVAC, life safety, and sprinkler work to the extent necessary for such Tenant Improvements. The plans and drawings to be prepared by Architect and the Engineer hereunder shall be known collectively as the “Working Drawings.” All Working Drawings shall comply with the drawing format and specifications as determined by Landlord. It shall be the responsibility of Tenant and Architect to verify, in the field, the dimensions and conditions as shown on the relevant portions of the base Building plans.

c.            Tenant, the Architect and the Engineers shall complete the architectural and engineering drawings for the Premises, and the final architectural working drawings in a form that is sufficient to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, “Final Working Drawings”) and shall submit the same to Landlord for Landlord’s approval. Landlord shall notify Tenant whether it approves or disapproves of the submitted Final Working Drawings within five (5) Business Days after Landlord’s receipt thereof. If Landlord disapproves of such Final Working Drawings, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval and the changes required to obtain Landlord’s approval. Tenant shall revise such Final Working Drawings to address Landlord’s objections and submit the revised Final Working Drawings to Landlord for its review and approval. Landlord shall notify Tenant in writing whether it approves or disapproves of the revised Final Working Drawings within five (5) Business Days after its receipt thereof. If Landlord again disapproves of such Final Working Drawings, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval and the foregoing revision process shall be repeated until Landlord approves the revised Final Working Drawings. If Landlord fails to approve or disapprove of any Final Working Drawings within such five (5) Business Day period, Tenant may so notify Landlord in writing and if Landlord again does not approve or disapprove such Final Working Drawings within five (5) Business Days after Landlord’s receipt of such notice, Landlord shall be deemed to have approved such Final Working Drawings.

d.            Landlord must have approved the Final Working Drawings (“Approved Working Drawings”) prior to the commencement of the construction of the Tenant Improvements. Tenant shall reimburse Landlord for its out-of-pocket cost and expense, if any, of third-party experts Landlord may require to review any and all the Working Drawings.

EXHIBIT “D”

e.            Landlord shall disburse up to $2,953 as space planning allowance within ten (10) days upon receipt from Tenant of documentation reasonably evidencing Tenant’s out-of-pocket expense in connection with the space planning and design for Suite 150.

2.            Permits. Upon receipt of Landlord’s approval of the Approved Working Drawings, Tenant shall promptly submit such Approved Working Drawings to the appropriate municipal authorities for all applicable building permits necessary for the Tenant Improvements (“Permits”), and, in connection therewith, Tenant shall coordinate with Landlord in order to allow Landlord, at its option, to take part in all phases of the permitting process. Tenant shall supply Landlord, as soon as possible, with all plan check numbers and dates of submittal. Neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises or Building and the obtaining of the same shall be Tenant’s responsibility; provided, however, that Landlord shall, in any event, cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any Permits.

3.            Bids. Tenant shall solicit bids from contractors approved by Landlord[1] for the construction of the Tenant Improvements in the Premises in accordance with the Approved Working Drawings, which bids shall include, as nearly as possible, the cost of the Total Construction Costs to be incurred by Tenant in connection with the Tenant Improvements and a schedule for completion (the “Cost Proposal”). Based upon the Cost Proposals submitted by approved contractors, Tenant shall notify Landlord of the Cost Proposal approved by Tenant and the contractor selected.

4.            Construction. Tenant shall retain a contractor, on behalf of Tenant, to construct the Tenant Improvements in accordance with the Approved Working Drawings and the Cost Proposal. Tenant shall proceed with its work expeditiously, continuously and efficiently. Tenant shall notify Landlord upon completion of the Tenant Improvements, and shall, at its expense, obtain and deliver to Landlord a certificate of occupancy or other final governmental sign-off of the Tenant Improvements from the appropriate governmental authority for the Premises. Tenant’s construction of the Tenant Improvements shall be subject to the provisions of Exhibit D-2 and Paragraph 10 of this Lease as if all references therein to “Alterations” were references to the Tenant Improvements and, to the extent any of the provisions of this Exhibit D-1 are inconsistent with Paragraph 10, the provisions of this Exhibit D-1 shall control.

5.            Time Deadlines. Tenant and Landlord shall meet on a regularly scheduled basis to be determined by Landlord, to discuss Tenant’s progress in connection with the construction of the Tenant Improvements.

1 NTD: Please provide a list.

EXHIBIT “D”

EXHIBIT D-2
CONSTRUCTION RULES AND REGULATIONS

1.            All contractors, subcontractors, and materialmen (“Contractor Parties”) will check in and out with Project management.

2.            All Contractor Parties will be appropriately dressed to work in an office environment: shirts with sleeves (T-shirts with company name are acceptable), pants (no shorts), work shoes with socks, and whatever other clothing as may be appropriate. No torn or worn-out clothing is permitted. Contractor Parties will display a courteous demeanor towards tenants, customers, visitors and general public. No Contractor Parties shall remain in the Project after work hours.

3.            All Contractor Parties shall clean the job site after meals are eaten. Alcoholic beverages and drugs are not to be brought into, or consumed in the Project. Personnel appearing to be under the influence of either alcoholic beverages or drugs will not be allowed into the Project.

4.            Parking for all personnel must be arranged prior to commencement of work, and will be provided in designated areas only. Vehicles in unapproved areas will be subject to citation and towing without notice. Any parking charges are the sole responsibility of the Contractor Parties.

5.            All Contractor Parties shall maintain the condition of docks, elevators and corridors used.

6.            All materials are to be stored at the job site or in designated storage areas. No materials are to be stored in corridors or in public areas. Landlord may provide minimum secured storage for materials with prior arrangement.

7.            Contractor Parties must arrange access to areas other than job site at least 24 hours in advance.

8.            All work areas are to be visually and materially protected from the tenants and general public. If required by Landlord, the job site shall be sealed off from the balance of the adjoining space so as to minimize the disbursement of dirt, debris and noise.

9.            Radios or other excessive noise are not permitted.

10.            The use of toxic materials or odor-causing liquids must be scheduled with Landlord in advance and prior notice must be given to the tenants adjacent to the job site.

11.            All non-job site areas are to be kept clean and dust free. No material residue shall be tracked through corridors or public areas. Contractor Parties shall ensure the job site is left clean and secure at the completion of each work day. Trash and excess materials shall (a) not remain on, in, or at the job site; (b) be disposed of in bins or by truck promptly; (c) not be staged in storage at the job site in any public or adjacent areas; and (d) shall not be disposed of in the Project’s trash receptacles.

EXHIBIT “D”

Exhibit “E”

PARKING

Landlord shall make available to Tenant at the commencement of the Lease Term the use of one hundred and eight (108) of the Building’s parking spaces in the Building parking garage or parking lot (the “Parking Garage”) on an unreserved and unassigned basis (the “Spaces” and each a “Space”). Tenant shall have the right, but not the obligation, to designate four (4) spaces at the Premises for use as Tenant’s “Visitor’s Parking”. Landlord shall have no obligation to make any parking spaces available to Tenant other than the number of the Spaces which Tenant has so elected to use. Tenant shall have access to the Spaces 24 hours a day, 365 days a year, provided that Tenant, its employees, or other invitees of Tenant conspicuously display Parking Identification as defined in Section 3 below which shall serve as evidence that such vehicle is authorized by Tenant to use the Space for its conduct of business at the Premises.

It is hereby agreed and understood that Landlord’s sole obligation hereunder is to make the Spaces available to Tenant. Tenant’s right to the use of such Spaces shall be subject to compliance with the rules and regulations promulgated from time-to-time by the manager of such Parking Garage, and shall be subject to termination for violation of any such rules or regulations upon notice from such manager. Landlord shall have no liability whatsoever for any property damage, loss or theft and/or personal injury which might occur as a result of or in connection with the use of the Spaces by Tenant, its employees, agents, servants, customers, invitees and licensees.

1.            Every parker is required to park and lock his/her own vehicle. All responsibility for damage to or loss of vehicles is assumed by the parker and Landlord shall not be responsible for any such damage or loss by water, fire, defective brakes, the act or omissions of others, theft, or for any other cause.

2.            Tenant shall not park or permit its employees to park in any parking areas designated by Landlord as areas for parking by visitors to the Project. Tenant shall not leave vehicles in the parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four wheeled trucks.

3.            Parking stickers or any other device or form of identification supplied by Landlord as a condition of use of the parking facilities shall remain the property of Landlord. Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable and any device in the possession of an unauthorized holder will be void. The Spaces are provided to Tenant solely for use by Tenant’s own personnel and use of the Spaces may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior approval (except to a Permitted Transferee).

4.            Tenant’s employees from time-to-time may park overnight in the Parking Garage as is reasonable necessary for the conduct of Tenant’s business; provided that (a) Landlord shall have no liability whatsoever for any property damage, loss or theft and/or personal injury in connection with such overnight parking, (b) Tenant shall indemnify and hold Landlord harmless from and against any and all costs, claims, expenses, and/or causes of action which Landlord may incur in connection with or arising out of such overnight parking, and (c) no cars may be abandoned nor may inoperable cars be stored in the Parking Garage overnight.

EXHIBIT “E”

5.            Vehicles must be parked entirely within painted stall lines of a single parking stall.

6.            All directional signs and arrows must be observed.

7.            The speed limit within all parking areas shall be five (5) miles per hour.

8.            Parking is prohibited: (a) in areas not striped for parking; (b) in aisles; (c) where “no parking” signs are posted; (d) on ramps; (e) in cross-hatched areas; and (f) in reserved spaces and in such other areas as may be designated by Landlord or Landlord’s parking operator.

9.            Loss or theft of parking identification devices must be reported to the Management Office immediately, and a lost or stolen report must be filed by the Tenant or user of such parking identification device at the time. Landlord has the right to exclude any vehicle from the parking facilities that does not have an identification device.

10.            Any parking identification devices reported lost or stolen found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution.

11.            Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

12.            The parking operators, managers or attendants are not authorized to make or allow any exceptions to these rules and regulations.

13.            Tenant’s continued right to park in the parking facilities is conditioned upon Tenant abiding by these rules and regulations and those contained in this Lease. Further, if the Lease terminates for any reason whatsoever, Tenant’s right to park in the parking facilities shall terminate concurrently therewith.

14.            Tenant agrees to sign a parking agreement with Landlord or Landlord’s parking operator within five (5) days of request.

15.            Landlord reserves the right to refuse the sale or use of monthly stickers or other parking identification devices to any tenant or person who willfully refuse to comply with these rules and regulations and all city, state or federal ordinances, laws or agreements.

16.            Landlord reserves the right to establish and change parking fees, and to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the parking facilities as it deems necessary for the operation of the parking facilities. Landlord may refuse to permit any person who violates these rules to park in the parking facilities, and any violation of the rules shall subject the vehicle to removal, at such vehicle owner’s expense.

EXHIBIT “E”

Exhibit “F”

TENANT’S INSURANCE REQUIREMENTS

This outlines the insurance requirements of your Lease. To assure compliance with these terms, we suggest you send a copy of this Exhibit to your insurer or agent. Initial Certificates must be provided to Landlord prior to occupancy of the Premises.

1.            Commercial General Liability Insurance:

Such insurance shall afford minimum protection of not less than that actually carried by Tenant, which shall be no less than $3,000,000.00 per occurrence per person

If only a combined single limit coverage is available, it shall be for not less than that actually carried by Tenant, which shall be no less than $3,000,000.00 per occurrence with an umbrella policy of not less than that actually carried by Tenant, which shall be no less than $5,000,000.00 combined single limit per occurrence

Bodily injury, property damage, personal injury or combination thereof; include endorsement of separate policy for owned or non-owned automobile liability; blanket contractual liability - covering Indemnity Paragraph 18; Landlord and Building Manager as an additional insured; deductibles in amount reasonably satisfactory to Landlord

2.            Tenant’s Property Insurance:

Fire and extended coverage insurance on all personal property, including removable trade fixtures and leasehold and tenant improvements, located in Premises in amount equal to full replacement cost and in such additional amounts as are required to meet Tenant’s obligations pursuant to Paragraph 19 and with deductibles in amount reasonably satisfactory to Landlord; All Risks coverage of Property owned by Tenant or for which the Tenant is legally liable; full replacement cost basis

3.            Tenant’s Worker’s Compensation and Employer’s Liability Insurance:

Statutory Limits and terms required by State and Federal law; not less than that actually carried by Tenant, which shall be no less than $500,000 Employer’s Liability Limit

All insurance is to be with licensed insurers having a Best’s rating of “A X” or better, and must include the following:

Waiver of Subrogation in favor of Landlord

Thirty (30) day pre-notice of cancellation/non-renewal to Landlord (sixty (60) days for property insurance)

SEND CERTIFICATE TO:

GA Parkway Property, LLC

c/o 230 California Avenue, Suite 212

Palo Alto, California 94306

EXHIBIT “F”

Attn: Property Manager

PLEASE INCLUDE ADDRESS OF PREMISES.

EXHIBIT “F”

Exhibit “G”

FORM OF LETTER OF CREDIT

(Letterhead of a money center bank

acceptable to the Landlord)

FAX NO. [(___) ___-____] SWIFT: [Insert No., if any]	[Insert Bank Name And Address]
DATE OF ISSUE:

BENEFICIARY: GA Parkway Property, LLC c/o 230 California Avenue, Suite 212 Palo Alto, California 94306 Attn: Property Manager	APPLICANT: [Insert Applicant Name And Address]

LETTER OF CREDIT NO.

EXPIRATION DATE: _________________AT OUR COUNTERS	AMOUNT AVAILABLE:USD[Insert Dollar Amount] (U.S. DOLLARS [Insert Dollar Amount])

LADIES AND GENTLEMEN:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. ___________ IN FAVOR OF BENEFICIARY FOR THE ACCOUNT OF [Insert Tenant's Name], A [Insert Entity Type], UP TO THE AGGREGATE AMOUNT OF USD[Insert Dollar Amount] ([Insert Dollar Amount] U.S. DOLLARS) EFFECTIVE IMMEDIATELY AND EXPIRING ON ___(Expiration Date)___ AVAILABLE BY PAYMENT UPON PRESENTATION OF BENEFICIARY'S DRAFT AT SIGHT DRAWN ON [Insert Bank Name] WHEN ACCOMPANIED BY THE FOLLOWING DOCUMENT(S):

1.            THE ORIGINAL OF THIS IRREVOCABLE STANDBY LETTER OF CREDIT AND AMENDMENT(S), IF ANY.

2.            BENEFICIARY'S SIGNED STATEMENT PURPORTEDLY SIGNED BY AN AUTHORIZED REPRESENTATIVE OF BENEFICIARY, STATING THE FOLLOWING:

"THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY, EITHER (A) UNDER THE LEASE (DEFINED BELOW), OR (B) AS A RESULT OF THE TERMINATION OF SUCH LEASE, HAS THE RIGHT TO DRAW DOWN THE AMOUNT OF USD ___________IN ACCORDANCE WITH THE TERMS OF THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS THE SAME MAY HAVE BEEN AMENDED (COLLECTIVELY, THE "LEASE"), OR SUCH AMOUNT CONSTITUTES DAMAGES OWING BY THE TENANT TO BENEFICIARY RESULTING FROM THE BREACH OF SUCH LEASE BY THE TENANT THEREUNDER, OR THE TERMINATION OF SUCH LEASE, AND SUCH AMOUNT REMAINS UNPAID AT THE TIME OF THIS DRAWING."

OR

"THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY HAS RECEIVED A WRITTEN NOTICE OF [Insert Bank Name]'S ELECTION NOT TO EXTEND ITS STANDBY LETTER OF CREDIT NO. ___________."

EXHIBIT “G”

OR

"THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO. ___________ AS THE RESULT OF THE FILING OF A VOLUNTARY PETITION UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE BY THE TENANT UNDER THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS THE SAME MAY HAVE BEEN AMENDED (COLLECTIVELY, THE "LEASE"), WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING."

OR

"THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO. ___________ AS THE RESULT OF AN INVOLUNTARY PETITION HAVING BEEN FILED UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE AGAINST THE TENANT UNDER THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS THE SAME MAY HAVE BEEN AMENDED (COLLECTIVELY, THE "LEASE"), WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING."

OR

“THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO. ________________ AS THE RESULT OF THE REJECTION, OR DEEMED REJECTION, OF THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS THE SAME MAY HAVE BEEN AMENDED, UNDER SECTION 365 OF THE U.S. BANKRUPTCY CODE.”

SPECIAL CONDITIONS:

PARTIAL DRAWINGS AND MULTIPLE PRESENTATIONS MAY BE MADE UNDER THIS STANDBY LETTER OF CREDIT, PROVIDED, HOWEVER, THAT EACH SUCH DEMAND THAT IS PAID BY US SHALL REDUCE THE AMOUNT AVAILABLE UNDER THIS STANDBY LETTER OF CREDIT.

ALL INFORMATION REQUIRED WHETHER INDICATED BY BLANKS, BRACKETS OR OTHERWISE, MUST BE COMPLETED AT THE TIME OF DRAWING. [Please Provide The Required Forms For Review, And Attach As Schedules To The Letter Of Credit.]

ALL SIGNATURES MUST BE MANUALLY EXECUTED IN ORIGINALS.

ALL BANKING CHARGES ARE FOR THE APPLICANT'S ACCOUNT.

IT IS A CONDITION OF THIS STANDBY LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR A PERIOD OF ONE YEAR FROM THE PRESENT OR ANY FUTURE EXPIRATION DATE, UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE EXPIRATION DATE WE SEND BENEFICIARY AND APPLICANT NOTICE BY NATIONALLY RECOGNIZED OVERNIGHT COURIER SERVICE THAT WE ELECT NOT TO EXTEND THIS LETTER OF CREDIT FOR ANY SUCH ADDITIONAL PERIOD. SAID NOTICE WILL BE SENT TO THE ADDRESSES FOR BENEFICIARY AND APPLICANT INDICATED ABOVE, UNLESS A CHANGE OF ADDRESS IS OTHERWISE NOTIFIED BY BENEFICIARY OR APPLICANT, AS APPLICABLE, TO US IN WRITING BY RECEIPTED MAIL OR RECOGNIZED OVERNIGHT COURIER SERVICE. ANY NOTICE TO US WILL BE DEEMED EFFECTIVE ONLY UPON ACTUAL RECEIPT BY US AT OUR DESIGNATED OFFICE. IN NO EVENT, AND WITHOUT FURTHER NOTICE FROM OURSELVES, SHALL THE EXPIRATION DATE BE EXTENDED BEYOND A FINAL EXPIRATION DATE OF ___(120 days from the Lease Expiration Date)___.

EXHIBIT “G”

THIS LETTER OF CREDIT MAY BE TRANSFERRED SUCCESSIVELY IN WHOLE OR IN PART ONLY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF A NOMINATED TRANSFEREE ("TRANSFEREE"), ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE IS IN COMPLIANCE WITH ALL APPLICABLE U.S. LAWS AND REGULATIONS. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S) IF ANY, MUST BE SURRENDERED TO US TOGETHER WITH OUR TRANSFER FORM [Please Provide the Required Form for Review and Attach as Schedule to the Letter of Credit] AND PAYMENT OF OUR CUSTOMARY TRANSFER FEES, WHICH FEES SHALL BE PAYABLE BY APPLICANT (PROVIDED THAT BENEFICIARY MAY, BUT SHALL NOT BE OBLIGATED TO, PAY SUCH FEES TO US ON BEHALF OF APPLICANT, AND SEEK REIMBURSEMENT THEREOF FROM APPLICANT). IN CASE OF ANY TRANSFER UNDER THIS LETTER OF CREDIT, THE DRAFT AND ANY REQUIRED STATEMENT MUST BE EXECUTED BY THE TRANSFEREE AND WHERE THE BENEFICIARY'S NAME APPEARS WITHIN THIS STANDBY LETTER OF CREDIT, THE TRANSFEREE'S NAME SHALL BE AUTOMATICALLY SUBSTITUTED THEREFOR.

ALL DRAFTS REQUIRED UNDER THIS STANDBY LETTER OF CREDIT MUST BE MARKED: ''DRAWN UNDER [Insert Bank Name] STANDBY LETTER OF CREDIT NO. ___________."

We hereby agree with BENEFICIARY that if drafts are presented to [Insert Bank Name] under this Letter of Credit at or prior to [Insert Time – (e.g., 11:00 AM)], on a business day, and provided that such drafts presented conform to the terms and conditions of this Letter of Credit, payment shall be initiated by us in immediately available funds by our close of business on the succeeding business day. If drafts are presented to [Insert Bank Name] under this Letter of Credit after [Insert Time – (e.g., 11:00 AM)], on a business day, and provided that such drafts conform with the terms and conditions of this Letter of Credit, payment shall be initiated by us in immediately available funds by our close of business on the second succeeding business day. As used in this Letter of Credit, "business day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the state of California are authorized or required by law to close. If the expiration date for this Letter of Credit shall ever fall on a day which is not a business day then such expiration date shall automatically be extended to the date which is the next business day.

Presentation of a drawing under this Letter of Credit may be made on or prior to the then current expiration date hereof by hand delivery, courier service, overnight mail, or facsimile. Presentation by facsimile transmission shall be by transmission of the above required sight draft drawn on us together with this Letter of Credit to our facsimile number, [Insert Fax Number – (___) ___-____], attention: [Insert Appropriate Recipient], with telephonic confirmation of our receipt of such facsimile transmission at our telephone number [Insert Telephone Number – (___) ___-____] or to such other facsimile or telephone numbers, as to which BENEFICIARY HAS received written notice from us as being the applicable such number. We agree to notify BENEFICIARY in writing, by NATIONALLY RECOGNIZED OVERNIGHT courier service, of any change in such direction. Any facsimile presentation pursuant to this paragraph shall also state thereon that the original of such sight draft and Letter of Credit are being remitted, for delivery on the next business day, to [Insert Bank Name] at the applicable address for presentment pursuant to the paragraph FOLLOWING this one.

WE HEREBY ENGAGE WITH BENEFICIARY THAT ALL DOCUMENT(S) DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS STANDBY LETTER OF CREDIT WILL BE DULY HONORED IF DRAWN AND PRESENTED FOR PAYMENT AT OUR OFFICE LOCATED AT [Insert Bank Name], [Insert Bank Address], ATTN: [Insert Appropriate Recipient], ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT, ___(Expiration Date)___.

EXHIBIT “G”

IN THE EVENT THAT THE ORIGINAL OF THIS STANDBY LETTER OF CREDIT IS LOST, STOLEN, MUTILATED, OR OTHERWISE DESTROYED, WE HEREBY AGREE TO ISSUE A DUPLICATE ORIGINAL HEREOF UPON RECEIPT OF A WRITTEN REQUEST FROM BENEFICIARY AND A CERTIFICATION BY BENEFICIARY (PURPORTEDLY SIGNED BY BENEFICIARY'S AUTHORIZED REPRESENTATIVE) OF THE LOSS, THEFT, MUTILATION, OR OTHER DESTRUCTION OF THE ORIGINAL HEREOF.

EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED HEREIN, THIS STANDBY LETTER OF CREDIT IS SUBJECT TO THE "INTERNATIONAL STANDBY PRACTICES" (ISP 98) INTERNATIONAL CHAMBER OF COMMERCE (PUBLICATION NO. 590).

Very truly yours,

(Name of Issuing Bank)

By:

EXHIBIT “G”

Exhibit “H”

BUILDING RULES AND REGULATIONS

The following rules and regulations shall apply, where applicable, to all leased premises, the Building, the parking garage associated therewith, the land situated beneath the Building and the appurtenances thereto:

1.            Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by any tenant for any purpose other than ingress and egress to and from the leased premises and for going from one to another part of the Building.

2.            Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or such tenant’s agents, employees or invitees, shall be paid by such tenant, and Landlord shall not in any case be responsible therefor.

3.            No signs, advertisements or notices shall be painted or affixed on or to any windows, doors or other parts of such Building except those of such color, size, style and in such places as shall be first approved in writing by Landlord. No nails, hooks or screws (except for customary artwork or wallhangings) shall be driven or inserted in any part of the Building except by the Building maintenance personnel nor shall any part of the Building be defaced by tenants. No curtains or other window treatments shall be placed between the glass and the Building standard window treatment.

4.            Landlord will provide and maintain an alphabetical directory board for all tenants, and no other directory shall be permitted unless previously consented to by Landlord in writing.

5.            Landlord shall provide all locks for doors in each tenant’s leased premises, at the cost of such tenant, and no tenant shall place any additional lock or locks on any door in its leased area without Landlord’s prior written consent. A reasonable number of keys to the locks on the doors in each tenant’s leased premises shall be furnished by Landlord to each tenant, at the cost of such tenant, and the tenant shall not have any duplicate keys made.

6.            All tenants will refer all contractors, contractors representatives and installation technicians to Landlord for Landlord’s supervision, approval and control before the performance of any contractual services. This provision shall apply to all work performed in the Building including, but not limited to installations of telephones, telegraph equipment, electrical devices and attachments, doors, entranceways, and any and all installations of every nature affecting floors, walls, woodwork, trim windows, ceilings, equipment and any other physical portion of the Building.

7.            Movement in or out of the Building of furniture, office equipment, safes, heavy equipment, bulky material, merchandise or materials which require the use of elevators or stairways, or movements through the Building entrances or lobby shall be restricted to such hours as Landlord shall designate. All such movement shall be under the supervision of Landlord and shall proceed in a manner agreed upon between the tenants and Landlord by prearrangement before performance so as to arrive at the optimum time, method and routing of such movement; subject, however, to Landlord’s decision and control, to prohibit any such article from being brought into the Building for safety or other concerns. The tenants are to assume all risks as to the damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for a tenant from the time of entering the property to completion of work; and Landlord shall not be liable for acts of any person engaged in, or any damage or loss to any of said property or persons resulting from, any act in connection with such service performed for a tenant.

EXHIBIT “H”

8.            Landlord shall have the power to prescribe the weight and position of safes and other heavy equipment or items which shall in all cases, to distribute weight, stand on supporting devices approved by Landlord. All damages done to the Building by the installation or removal of any property of a tenant, or done by a tenant’s property while in the Building, shall be repaired at the expense of such tenant.

9.            Corridor doors, when not in use, shall be kept closed.

10.            Each tenant shall cooperate with Landlord’s employees in keeping its leased premises neat and clean. Tenants shall not employ any person for the purpose of such cleaning other than the Building’s cleaning and maintenance personnel. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways.

11.            Should a tenant require telegraphic, telephonic, annunciator or other communication service, Landlord will direct the electrician where and how wires are to be introduced and placed and none shall be introduced or placed except as Landlord shall direct. Electric current shall not be used for power or heating without Landlord’s prior written permission.

12.            Tenant shall not make or permit any improper, objectionable or unpleasant noises, or odors in the Building (including, but not limited to smoking in the Building) or otherwise interfere in any way with other tenants or persons having business with them.

13.            Tenant shall not allow a fire or bankruptcy sale or any auction to be held on the premises or allow the premises to be used for the storage of merchandise held for sale to the general public.

14.            No birds or animals shall be brought into or kept in, on or about any tenant’s leased premises, except for service animals allowed by applicable law.

15.            No flammable or explosive fluid or substance shall be used or kept in the Building.

16.            No portion of any tenant’s leased premises shall at any time be used or occupied as sleeping or lodging quarters.

17.            Smoking shall not be permitted within any interior or exterior portion of the Building; provided, however, that Landlord shall have the right to designate certain exterior portions of the Building as areas in which smoking is permitted, and shall place signs in those areas indicating as much.

EXHIBIT “H”

Landlord reserves the right to rescind any of the rules and regulations and to make such other and further non-discriminatory rules and regulations as in its reasonable judgment shall from time-to-time be needful for the safety, protection, care and cleanliness of the Building, the operation thereof, the preservation of good order therein and the protection and comfort of the tenants and their agents, employees, licensees and invitees, which rules and regulations, when made and written notice thereof is given to a tenant, shall be binding upon it in like manner as if originally herein prescribed.

EXHIBIT “H”